Exhibit 99.1

Columbia Financial, Inc. | Fair Lawn, New Jersey

HOLDING COMPANY FOR:
Columbia Bank | Fair Lawn, New Jersey

Dated as of January 12, 2018

RP FINANCIAL, LC.
Advisory | Planning | Valuation

1100 North Glebe Road Suite 600
Arlington, Virginia 22201
703.528.1700
rpfinancial.com

January 12, 2018

Board of Directors

Columbia Bank MHC

Columbia Financial, Inc.

Columbia Bank
19-01 Route 208 North

Fair Lawn, New Jersey 07410

Members of the Board of Directors:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”), and applicable regulatory interpretations thereof. Our original appraisal report, dated November 8, 2017 (the "Original Appraisal"), is incorporated herein by reference. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

On September 27, 2017, the Board of Directors of Columbia Bank MHC (the “MHC”), Columbia Financial, Inc. (“Columbia Financial” or the “Company”) and Columbia Bank adopted the plan of stock issuance (the “Plan”). Pursuant to the Plan, Columbia Financial will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. Concurrent with the completion of the public stock offering, Columbia Bank will receive at least 50% of the net stock proceeds and the balance will be retained by Columbia Financial. The MHC will own a controlling interest in the Company of at least 51% and the Company will be the sole subsidiary of the MHC.

Columbia Financial will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Benefit Plans including Columbia Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders, and Other Depositors and Eligible Borrowers as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated or firm commitment offering. At least 50% of the net proceeds from the stock offering will be invested in Columbia Bank and the balance of the net proceeds will be retained by the Company.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Directors

January 12, 2018

At this time, no other activities are contemplated for the Company other than the ownership of Columbia Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Columbia Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for a contribution to the Columbia Bank Foundation, an existing charitable foundation previously established by Columbia Bank (the “Foundation”). The Foundation contribution will be funded with 3.0% of the number of shares of common stock issued in the stock issuance. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Columbia Bank operates and to enable those communities to share in Columbia Bank’s long-term growth. The Foundation is dedicated completely to community activities and the promotion of charitable causes.

This updated appraisal reflects the following noteworthy items: (1) a review of recent developments in Columbia Financial’s financial condition, including financial data through December 31, 2017; (2) an updated comparison of Columbia Financial’s financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; and (3) a review of stock market conditions since the date of the Original Appraisal.

The estimated pro forma market value is defined as the price at which Columbia Financial’s common stock, immediately upon completion of the minority stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Discussion of Relevant Considerations

1.       Financial Results

Table 1 presents summary balance sheet and income statement details for the twelve months ended September 30, 2017 and updated financial information through December 31, 2017. Columbia Financial’s assets increased $337.2 million or 6.21% from September 30, 2017 to December 31, 2017. Asset growth was driven by loan growth and an increase in investment securities, which was partially offset by a decrease in cash and cash equivalents. Overall, cash and investments (inclusive of FHLB stock) increased from $826.9 million or 15.23% of assets at September 30, 2017 to $1.060 billion or 18.39% of assets at December 31, 2017. The increase in investments was done in connection with the Company’s strategy to leverage the balance sheet in advance of its stock offering. Net loans receivable increased from $4.308 billion or 79.34% of assets at September 30, 2017 to $4.400 billion or 76.31% of assets at December 31, 2017. Loan growth was primarily realized through purchasing $49.8 million of multi-family and commercial real estate loans and an increase in residential loans of $38.2 million. The balance of goodwill did not change and the balance of bank-owned life insurance increased slightly during the quarter ending December 31, 2017, equaling $5.7 million or 0.10% of assets and $150.5 million or 2.61% of assets, respectively, at December 31, 2017.

Board of Directors

January 12, 2018

Table 1

Columbia Financial, Inc.

Recent Financial Data

	At Sept. 30, 2017		At Dec. 31, 2017
	Amount	Assets	Amount	Assets
	($000)	(%)	($000)	(%)
Balance Sheet Data
Total assets	$5,429,328	100.00%	$5,766,500	100.00%
Cash, cash equivalents	100,975	1.86	65,498	1.14
Investment securities	690,115	12.71	950,188	16.48
Loans receivable, net	4,307,623	79.34	4,400,470	76.31
FHLB stock	35,844	0.66	44,664	0.77
Bank-owned life insurance	149,432	2.75	150,521	2.61
Goodwill	5,716	0.1	5,716	0.10

Deposits	4,123,428	75.95	4,263,315	73.93
Borrowings	733,043	13.50	929,057	16.11

Total equity	475,914	8.77	472,070	8.19
Tangible equity	470,198	8.66	466,354	8.09

	12 Months Ended		12 Months Ended
	Sept. 30, 2017		Dec. 31, 2017
	Amount	Avg. Assets	Amount	Avg. Assets
	($000)	(%)	($000)	(%)

Summary Income Statement
Interest income	$184,226	3.53%	$189,266	3.55%
Interest expense	(44,446)	(0.85)	(45,963)	(0.86)
Net interest income	139,780	2.68	143,303	2.69
Provisions for loan losses	(6,426)	(0.12)	(9,826)	(0.18)
Net interest income after prov.	133,354	2.56	133,477	2.51

Non-interest operating income	18,861	0.36	18,499	0.34
Gain (loss) on sales of securities, net	(1,689)	(0.03)	(2,160)	(0.04)
Non-recurring cash contrib. to found.	(3,000)	(0.06)	(3,000)	(0.06)
Non-interest operating expense	(100,446)	(1.92)	(101,935)	(1.91)
Income before income tax expense	47,080	0.90	44,881	0.84
Income tax provision	(16,008)	(0.31)	(20,124)	(0.38)
Net income	$31,072	0.60%	$24,757	0.46%

Sources:	Columbia Financial’s prospectus, audited and unaudited financial statements, and RP Financial calculations.

Board of Directors

January 12, 2018

Updated credit quality measures for the Company showed a very slight increase in the balance of non-performing assets, which was primarily due to an increase in the balance of other real estate owned. Overall, Columbia Financial’s balance of non-performing assets increased from $6.8 million or 0.13% of assets at September 30, 2017 to $7.5 million or 0.13% of assets at December 31, 2017.

A combination of deposit growth and additional borrowings funded asset growth during the quarter ended December 31, 2017. Deposits increased from $4.123 billion or 75.95% of assets at September 30, 2017 to $4.263 billion or 73.93% of assets at December 31, 2017. Deposit growth was primarily realized through increases in interest bearing and non-interest bearing transaction accounts as well as certificates of deposit (“CDs”). The increase in borrowings was primary due to an increase in short-term FHLB advances to fund the investment securities purchased in anticipation of the Company’s stock offering, which increased the balance of borrowings from $733.0 million or 13.50% of assets at September 30, 2017 to $929.1 million or 16.11% of assets at December 31, 2017. Columbia Financial’s tangible equity decreased from $470.2 million to $466.4 million during the quarter ended December 31, 2017, which combined with asset growth provided for a decrease in the Company’s tangible equity-to-assets ratio from 8.66% at September 30, 2017 to 8.09% at December 31, 2017. The decrease in equity was the result of a decline in accumulated other comprehensive income, which was primarily attributable to a decline in the discount rate used to present value the Company’s pension plan obligations.

Columbia Financial’s operating results for the twelve months ended September 30, 2017 and December 31, 2017 are also set forth in Table 1. The Company’s reported earnings decreased from $31.1 million or 0.60% of average assets for the twelve months ended September 30, 2017 to $24.8 million or 0.46% of average assets for the twelve months ended December 31, 2017. The decrease in net income was largely due to increases in income tax expense and loan loss provisions, and, to a lesser extent, a decrease in non-interest operating income and increases in operating expenses and losses on the sale of investment securities. An increase in net interest income partially offset the decrease in the Company’s updated earnings.

Columbia Financial’s net interest income increased from $139.8 million or 2.68% of average assets for the twelve months ended September 30, 2017 to $143.3 million or 2.69% of average assets during the twelve months ended December 31, 2017. The increase in net interest income was realized through a more significant increase in interest income relative to interest expense. Growth in interest income was primarily driven by growth of the loan portfolio combined with a higher overall yield earned on interest-earning assets. The increase in interest expense was due to an increase in the average balance of interest-bearing liabilities during the three months ended December 31, 2017 compared to the year ago quarter, as well as an increase in the overall cost of interest-bearing liabilities for the three months ended December 31, 2017 compared to the year ago quarter. Overall, the Company’s interest rate spread increased 3 basis points to equal 2.58% for the quarter ended December 31, 2017 from 2.55% for the comparable year ago quarter.

Board of Directors

January 12, 2018

Updated operating expenses were up slightly, increasing from $100.4 million or 1.92% of average assets during the twelve months ended September 30, 2017 to $101.9 million or 1.91% of average assets during the twelve months ended December 31, 2017. Overall, Columbia Financial’s updated ratios for net interest income and operating expenses provided for a slightly more favorable expense coverage ratio (net interest income divided by operating expenses). Columbia Financial’s expense coverage ratio increased from 1.40x for the twelve months ended September 30, 2017 to 1.41x for the twelve months ended December 31, 2017.

Non-interest operating income decreased slightly from $18.9 million or 0.36% of average assets during the twelve months ended September 30, 2017 to $18.5 million or 0.34% of average assets during the twelve months ended December 31, 2017. Overall, when factoring non-interest operating income into core earnings, the Company’s updated efficiency ratio of 63.04% (operating expenses as a percent of net interest income and non-interest operating income) was slightly more favorable compared to the 63.16% efficiency ratio recorded for the twelve months ended September 30, 2017.

Loan loss provisions were higher during the most recent twelve month period, increasing from $6.4 million or 0.12% of average assets during the twelve months ended September 30, 2017 to $9.8 million or 0.18% of average assets during the twelve months ended December 31, 2017. Factors contributing to the increase in loan loss provisions included management’s judgement of the impact of the new tax law on collateral values supporting the residential and home equity loan portfolios and growth of the loan portfolio. The Company maintained allowances for loan losses of $58.2 million at December 31, 2017, equal to 1.30% of total loans receivable and 891.62% of non-accruing loans.

The income tax expense increased from $16.0 million or 0.31% of average assets for the twelve months ended September 30, 2017 to $20.1 million or 0.38% of average assets for the twelve months ended December 31, 2017. The increase in income tax expense was due to a reduction in the Company’s deferred tax assets and a corresponding charge to income tax expense of $4.7 million resulting from the change in the federal corporate tax rate.

2.       Peer Group Financial Comparisons

Tables 2 and 3 present the financial characteristics and operating results for Columbia Financial, the Peer Group and all publicly-traded thrifts. The Company’s and the Peer Group’s ratios are based on financial results through December 31, 2017 and September 30, 2017, respectively.

In general, the comparative balance sheet ratios for the Company and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal. In comparison to the Peer Group, the Company’s updated interest-earning asset composition reflected a slightly higher concentration of cash and investments and a slightly lower concentration of loans. Overall, the Company’s and the Peer Group’s updated interest-earning assets-to-assets ratios equaled 94.70% and 94.80%, respectively.

Board of Directors

January 12, 2018

Table 2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of September 30, 2017

			Balance Sheet as a Percent of Assets
			Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible
			Equivalents	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity

Columbia Financial, Inc.		NJ
December 31, 2017			1.14%	17.25%	2.61%	76.31%	73.93%	15.23%	0.88%	8.19%	0.10%	8.09%

All Public Companies
Averages			5.44%	14.94%	1.75%	74.37%	73.93%	11.59%	0.49%	12.83%	0.88%	11.71%
Medians			4.12%	12.59%	1.61%	77.29%	74.06%	10.28%	0.00%	12.10%	0.34%	11.07%

State of NJ
Averages			1.96%	14.58%	2.51%	77.32%	70.32%	13.95%	0.15%	14.55%	1.56%	12.98%
Medians			1.62%	15.41%	2.49%	77.55%	69.42%	14.57%	0.00%	13.69%	0.99%	13.39%

Comparable Group
Averages			4.29%	11.49%	2.03%	79.02%	73.72%	11.66%	0.44%	12.99%	1.20%	11.79%
Medians			2.63%	12.98%	2.12%	76.50%	72.78%	11.69%	0.00%	11.83%	0.93%	10.83%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	8.20%	16.42%	1.37%	68.57%	71.69%	8.85%	0.44%	17.85%	2.96%	14.89%
DCOM	Dime Community Bancshares, Inc.	NY	2.69%	1.49%	1.37%	92.43%	67.83%	18.89%	1.76%	9.09%	0.86%	8.23%
KRNY	Kearny Financial Corp.	NJ	0.81%	24.10%	3.80%	67.28%	61.42%	16.82%	0.00%	21.09%	2.26%	18.83%
NFBK	Northfield Bancorp, Inc.	NJ	2.58%	13.27%	3.74%	77.55%	68.27%	14.57%	0.00%	16.10%	0.99%	15.10%
OCFC	OceanFirst Financial Corp.	NJ	4.74%	15.41%	2.49%	71.89%	80.80%	6.21%	1.05%	11.07%	2.93%	8.15%
ORIT	Oritani Financial Corp.	NJ	0.76%	8.66%	2.34%	86.46%	70.88%	13.26%	0.00%	13.75%	0.00%	13.75%
TRST	TrustCo Bank Corp NY	NY	12.82%	12.70%	0.00%	72.57%	85.53%	4.45%	0.00%	9.34%	0.01%	9.33%
FBNK	First Connecticut Bancorp, Inc.	CT	1.48%	5.33%	1.90%	89.39%	79.37%	10.11%	0.00%	9.10%	0.00%	9.10%
EBSB	Meridian Bancorp, Inc.	MA	7.38%	1.33%	0.79%	88.58%	77.57%	9.26%	0.00%	12.59%	0.27%	12.32%
UBNK	United Financial Bancorp, Inc.	CT	1.41%	16.18%	2.46%	75.45%	73.86%	14.17%	1.15%	9.90%	1.72%	8.18%

			Balance Sheet Annual Growth Rates							Regulatory Capital
				MBS, Cash &			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
			Assets	Investments	Loans (1)	Deposits	&Subdebt	Equity	Equity	Leverage	Risk-Based	Capital

Columbia Financial, Inc.		NJ
December 31, 2017			11.32%	18.92%	9.35%	9.05%	27.47%	5.83%	5.91%	10.35%	13.51%	14.76%

All Public Companies
Averages			10.00%	3.49%	13.65%	9.59%	13.75%	15.54%	15.64%	11.75%	17.17%	18.49%
Medians			6.60%	1.05%	10.03%	6.63%	6.57%	5.07%	5.27%	10.76%	14.46%	16.17%

State of NJ
Averages			12.35%	0.68%	15.85%	13.22%	34.25%	6.88%	4.83%	11.94%	14.95%	15.82%
Medians			8.56%	-0.54%	10.99%	12.87%	6.68%	3.96%	4.30%	11.38%	14.29%	15.30%

Comparable Group
Averages			10.10%	9.10%	12.05%	10.55%	18.02%	7.32%	5.89%	12.21%	16.04%	17.36%
Medians			6.45%	-2.41%	9.67%	7.01%	19.43%	5.10%	5.55%	11.10%	14.19%	15.33%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	4.25%	8.18%	3.79%	2.64%	30.09%	1.47%	2.04%	16.16%	22.50%	23.58%
DCOM	Dime Community Bancshares, Inc.	NY	10.70%	79.80%	8.90%	5.10%	39.70%	5.54%	6.15%	8.58%	10.65%	13.38%
KRNY	Kearny Financial Corp.	NJ	6.30%	-10.08%	14.50%	8.02%	27.66%	-9.41%	-10.41%	19.10%	27.57%	28.47%
NFBK	Northfield Bancorp, Inc.	NJ	5.87%	1.05%	7.45%	4.05%	18.05%	3.96%	4.30%	15.67%	18.08%	18.87%
OCFC	OceanFirst Financial Corp.	NJ	29.70%	34.90%	26.88%	30.85%	3.81%	42.90%	26.44%	9.02%	13.12%	14.58%
ORIT	Oritani Financial Corp.	NJ	8.56%	-5.87%	10.99%	16.98%	-18.17%	4.95%	4.95%	13.66%	15.25%	16.07%
TRST	TrustCo Bank Corp NY	NY	1.19%	-9.72%	5.70%	-0.07%	20.82%	4.44%	4.44%	9.36%	18.32%	19.58%
FBNK	First Connecticut Bancorp, Inc.	CT	5.99%	-17.01%	9.05%	5.99%	14.04%	6.88%	6.88%	9.23%	11.57%	12.50%
EBSB	Meridian Bancorp, Inc.	MA	21.88%	17.71%	22.95%	22.17%	47.29%	7.26%	7.43%	12.84%	12.48%	13.43%
UBNK	United Financial Bancorp, Inc.	CT	6.60%	-8.00%	10.29%	9.74%	-3.09%	5.24%	6.71%	8.50%	10.81%	13.12%

(1) Includes loans held for sale.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

Board of Directors

January 12, 2018

Table 3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended September 30, 2017

				Net Interest Income					Non-Interest Income			Non-Op. Items			Yields, Costs, and Spreads
							Loss	NII	Gain	Other	Total			Provision				MEMO:	MEMO:
			Net				Provis.	After	on Sale of	Non-Int	Non-Int	Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
			Income	Income	Expense	NII	on IEA	Provis.	Loans	Income	Expense	Losses (1)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)		(%)
Columbia Financial, Inc.		NJ
December 31, 2017			0.46%	3.55%	0.86%	2.69%	0.18%	2.51%	0.00%	0.34%	1.91%	-0.10%	0.00%	0.38%	3.71%	1.10%	2.61%	$9,453	44.84%

All Public Thrifts
Averages			0.75%	3.60%	0.62%	2.98%	0.11%	2.85%	0.43%	0.54%	2.77%	0.03%	0.00%	0.34%	3.84%	0.83%	3.03%	$7,716	26.29%
Medians			0.77%	3.56%	0.61%	2.92%	0.08%	2.83%	0.05%	0.46%	2.58%	0.00%	0.00%	0.34%	3.77%	0.85%	2.95%	$6,182	33.33%

State of NJ
Averages			0.82%	3.48%	0.66%	2.82%	0.09%	2.73%	0.01%	0.29%	1.80%	-0.03%	0.00%	0.38%	3.72%	0.93%	2.87%	$11,472	31.12%
Medians			0.78%	3.56%	0.64%	2.84%	0.07%	2.77%	0.01%	0.22%	1.79%	0.00%	0.00%	0.40%	3.74%	0.89%	2.78%	$10,503	30.98%

Comparable Group
Averages			0.80%	3.43%	0.65%	2.78%	0.07%	2.71%	0.02%	0.30%	1.84%	-0.02%	0.00%	0.39%	3.66%	0.81%	2.84%	$10,944	32.00%
Medians			0.83%	3.42%	0.65%	2.74%	0.06%	2.68%	0.01%	0.26%	1.88%	0.00%	0.00%	0.36%	3.59%	0.86%	2.85%	$9,963	33.59%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	0.60%	3.32%	0.47%	2.86%	0.04%	2.81%	0.03%	0.49%	2.41%	0.00%	0.00%	0.32%	3.57%	0.60%	2.97%	$7,570	34.33%
DCOM	Dime Community Bancshares, Inc.	NY	0.61%	3.44%	0.94%	2.50%	0.03%	2.46%	0.00%	0.12%	1.30%	-0.17%	0.00%	0.50%	3.56%	1.09%	2.47%	$17,370	44.84%
KRNY	Kearny Financial Corp.	NJ	0.41%	3.07%	0.82%	2.25%	0.10%	2.14%	0.03%	0.22%	1.79%	0.00%	0.00%	0.20%	3.32%	1.16%	2.16%	$10,544	32.86%
NFBK	Northfield Bancorp, Inc.	NJ	0.89%	3.36%	0.59%	2.77%	0.04%	2.73%	0.00%	0.26%	1.74%	0.04%	0.00%	0.40%	3.62%	0.81%	2.81%	$11,757	30.98%
OCFC	OceanFirst Financial Corp.	NJ	0.76%	3.56%	0.36%	3.20%	0.07%	3.13%	0.01%	0.52%	2.19%	-0.40%	0.00%	0.31%	3.89%	0.41%	3.48%	$8,446	28.87%
ORIT	Oritani Financial Corp.	NJ	1.25%	3.61%	0.97%	2.64%	0.00%	2.64%	0.00%	0.10%	0.99%	0.18%	0.00%	0.69%	3.80%	1.20%	2.60%	$18,987	35.50%
TRST	TrustCo Bank Corp NY	NY	0.96%	3.42%	0.30%	3.13%	0.05%	3.08%	0.00%	0.38%	1.93%	0.00%	0.00%	0.57%	3.49%	0.36%	3.13%	$5,978	37.48%
FBNK	First Connecticut Bancorp, Inc.	CT	0.68%	3.27%	0.59%	2.68%	0.06%	2.62%	0.10%	0.37%	2.13%	0.01%	0.00%	0.28%	3.50%	0.69%	2.81%	$8,602	29.02%
EBSB	Meridian Bancorp, Inc.	MA	0.99%	3.83%	0.77%	3.06%	0.15%	2.91%	0.01%	0.26%	1.82%	0.16%	0.00%	0.53%	4.05%	0.91%	3.14%	$10,800	34.92%
UBNK	United Financial Bancorp, Inc.	CT	0.89%	3.41%	0.71%	2.70%	0.16%	2.54%	NA	NA	2.05%	-0.02%	0.00%	0.11%	3.79%	0.90%	2.89%	$9,381	11.18%

(1) Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

Source:  S&P Global Market Intelligence and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

Board of Directors

January 12, 2018

Columbia Financial’s updated funding composition showed a similar concentration of deposits and a higher concentration of borrowings relative to the comparable Peer Group measures. Updated interest-bearing liabilities-to-assets ratios equaled 90.04% and 85.82% for the Company and the Peer Group, respectively. Columbia Financial’s updated tangible equity-to-assets ratio equaled 8.09%, which remained below the comparable Peer Group ratio of 11.79%. Overall, Columbia Financial’s updated interest-earning assets-to-interest-bearing liabilities ("IEA/IBL") ratio equaled 105.18%, which remained below the Peer Group’s IEA/IBL ratio of 110.46%. As discussed in the Original Appraisal, the additional capital realized from stock proceeds should serve to increase Columbia Financial’s IEA/IBL ratio, as the level of interest-bearing liabilities funding assets will be lower due to the increase in capital realized from the offering and the net proceeds realized from the offering will be primarily deployed into interest-earning assets.

Updated growth rates for Columbia Financial are based on annualized growth rates for the 15 months ended December 31, 2017 and the Peer Group’s growth rates are based on growth for the twelve months ended September 30, 2017. Columbia Financial recorded an 11.32% increase in assets, versus a 10.10% increase in assets for the Peer Group. The Peer Group’s asset growth included acquisition related growth recorded by OceanFirst Financial Corp. Asset growth by the Company was largely sustained by a 9.35% increase in loans, which was supplemented with an 18.92% increase in cash and investments. Similarly, the Peer Group’s asset growth was primarily realized through a 12.05% increase in loans and was supplemented with a 9.10% increase in cash and investments.

The Company’s asset growth was funded by a 9.05% increase in deposits and a 27.47% increase in borrowings. Comparatively, deposit and borrowing growth rates for the Peer Group equaled 10.55% and 18.02%, respectively. Updated tangible net worth growth rates for the Company and the Peer Group equaled 5.91% and 5.89%, respectively.

Table 3 displays comparative operating results for Columbia Financial and the Peer Group, based on earnings for the twelve months ended December 31, 2017 and September 30, 2017, respectively. Columbia Financial and the Peer Group reported net income to average assets ratios of 0.46% and 0.80%, respectively. The Peer Group’s higher return was realized through a higher ratio for net interest income, lower ratios for loan loss provisions, non-recurring losses and operating expenses, and a lower effective tax rate, while the Company maintained a slight earnings advantage with respect to a higher ratio of non-interest operating income.

In terms of core earnings strength, updated expense coverage ratios posted by Columbia Financial and the Peer Group equaled 1.41x and 1.51x, respectively. The Peer Group’s higher expense coverage continued to be supported by a higher net interest income ratio and a lower operating expense ratio. The Peer Group’s higher net interest income ratio was realized through a lower interest expense ratio, which was partially offset by the Company’s higher interest income ratio.

Board of Directors

January 12, 2018

Non-interest operating income remained a slightly larger contributor to the Company’s earnings, as such income amounted to 0.34% and 0.32% of the Company’s and the Peer Group’s average assets, respectively. Accordingly, taking non-interest operating income into account in assessing Columbia Financial’s core earnings strength relative to the Peer Group's, the Company’s updated efficiency ratio of 63.04% remained higher (less favorable) than the Peer Group’s efficiency ratio of 59.35%.

Loan loss provisions remained a larger factor in the Company’s updated earnings, with loan loss provisions established by the Company and the Peer Group equaling 0.18% and 0.07% of average assets, respectively.

Consistent with the Original Appraisal, net non-operating losses realized from the sale of assets and other non-recurring items were a slightly factor in the Company’s updated earnings. Net non-operating losses posted by the Company and the Peer Group equaled 0.10% and 0.02% of average assets, respectively. As set forth in the Original Appraisal, typically, such losses are discounted in valuation analyses as they tend to have a relatively high degree of volatility, and, thus, are not considered part of core operations. Extraordinary items remained a non-factor in the Company’s and the Peer Group’s updated earnings.

The Company’s effective tax rate of 44.84% was somewhat above the Peer Group’s effective tax rate of 32.00%. Columbia Financial’s higher effective tax rate was mostly related to the charge recorded to income tax expense during the three months ended December 31, 2017, as the result of the reduction in the Company’s deferred tax assets stemming from the change in the federal corporate tax rate. Comparatively, the Peer Group’s ratios are based on earnings for the twelve months ended September 30, 2017 and, thus, do not reflect the impact of the reduction in deferred tax assets resulting from the change in the federal corporate tax rate.

The Company’s updated credit quality measures continued to imply a slightly lower degree of credit risk exposure relative to the comparable Peer Group measures. As shown in Table 4, the Company’s non-performing assets/assets and non-performing loans/loans ratios of 0.43% and 0.54%, respectively, were lower than the comparable Peer Group ratios of 0.58% and 1.70%. As noted in the Original Appraisal, the measures for non-performing assets and non-performing loans include loans that are classified as troubled debt restructurings (“TDRs”) and are performing in accordance with their modified terms. Performing TDRs accounted for slightly more than 70% of the Company’s balance of non-performing loans at December 31, 2017. The Company’s updated reserve coverage ratios continued to indicate a higher level of reserves as a percent of non-performing loans (241.28% versus 153.15% for the Peer Group) and as a percent of loans (1.30% versus 0.84% for the Peer Group). Net loan charge-offs remained a slightly more significant factor for the Company, equaling 0.08% and 0.04% of the Company’s and the Peer Group’s loans, respectively.

1.	Stock Market Conditions

Since the date of the Original Appraisal, the performance of the broader stock market has generally trended higher. Stocks retreated in mid-November 2017, which was attributable to falling oil prices and growing pessimism about passage of tax overhaul legislation. The downturn was followed by a sharp rebound in the broader stock market during the second half of November, as U.S. stock indexes surged to record highs amid a mix of upbeat economic data and signs of progress on the Republicans’ tax bill. After trading in a mixed range in the first week of December, stocks rallied higher through mid-December as investors reacted to a stronger-than-expected pickup in hiring reflected in the November jobs report. Passage of the tax reform bill contributed to stock market gains in the closing weeks of 2017, with the Dow Jones Industrial Average (“DJIA”) posting its second biggest yearly gain of the past decade. Signs of accelerating economic growth sustained the broader stock market rally at the start of 2018, as the DJIA surged to close above 25000. Energy and bank shares led the stock market higher heading into mid-January, with higher oil prices and an improved earnings outlook contributing to the gains. On January 12, 2018, the DJIA closed at 25803.19 or 9.50% higher since the date of the Original Appraisal and the NASDAQ closed at 7261.06 or 6.95% higher since the date of the Original Appraisal.

Board of Directors

January 12, 2018

Table 4

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of September 30, 2017

				NPAs &	Adj NPAs &				Rsrves/
			REO/	90+Del/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
			Assets	Assets (1)	Assets (2)	Loans (1)	Loans HFI	NPLs (1)	90+Del (1)	Chargeoffs (3)	Loans
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Columbia Financial, Inc.		NJ
December 31, 2017			0.02%	0.43%	0.13%	0.54%	1.30%	241.28%	232.05%	$3,496	0.08%

All Public Companies
Averages			0.08%	0.92%	0.60%	1.07%	0.92%	142.77%	122.12%	$2,506	0.08%
Medians			0.03%	0.75%	0.51%	0.87%	0.89%	101.86%	89.62%	$115	0.02%

State of NJ
Averages			0.05%	0.94%	0.44%	1.11%	0.88%	122.82%	117.63%	$2,589	0.03%
Medians			0.02%	0.67%	0.44%	0.82%	0.86%	101.86%	97.95%	$440	0.01%

Comparable Group
Averages			0.04%	0.58%	0.35%	0.70%	0.84%	153.15%	141.33%	$1,450	0.04%
Medians			0.03%	0.58%	0.39%	0.72%	0.87%	130.71%	118.81%	$685	0.02%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	0.00%	0.38%	0.36%	0.55%	1.07%	196.31%	195.21%	$3,780	0.09%
DCOM	Dime Community Bancshares, Inc.	NY	0.00%	0.20%	0.07%	0.16%	0.37%	235.62%	171.85%	$91	0.00%
KRNY	Kearny Financial Corp.	NJ	0.05%	0.50%	0.43%	0.66%	0.90%	137.55%	123.02%	$440	0.01%
NFBK	Northfield Bancorp, Inc.	NJ	0.02%	0.67%	0.16%	0.82%	0.83%	101.86%	97.95%	$(108)	0.00%
OCFC	OceanFirst Financial Corp.	NJ	0.17%	1.12%	0.45%	1.31%	0.43%	32.56%	27.52%	$2,573	0.07%
ORIT	Oritani Financial Corp.	NJ	0.00%	0.25%	0.24%	0.29%	0.85%	296.34%	296.34%	$(524)	-0.02%
TRST	TrustCo Bank Corp NY	NY	0.06%	0.79%	0.56%	0.99%	1.23%	123.87%	114.60%	$2,168	0.06%
FBNK	First Connecticut Bancorp, Inc.	CT	0.00%	0.71%	0.51%	0.79%	0.82%	104.18%	104.18%	$929	0.04%
EBSB	Meridian Bancorp, Inc.	MA	0.03%	0.46%	0.21%	0.48%	1.00%	207.89%	193.03%	$(68)	0.00%
UBNK	United Financial Bancorp, Inc.	CT	0.04%	0.74%	0.49%	0.92%	0.89%	95.31%	89.62%	$5,217	0.10%

(1)	Includes TDRs for the Company and the Peer Group.
(2)	Excludes TDRs that are in compliance with their modified terms.
(3)	Net loan chargeoffs are shown on a last twelve month basis.

Source:	S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

Board of Directors

January 12, 2018

The market for thrift stocks showed healthy gains as well, since the date of the Original Appraisal. Thrift shares rallied higher in mid-November 2017 following the passage of a tax overhaul bill by the House of Representatives. The upward trend in thrift shares continued during the second half of November, with bank stocks leading a rally in the broader stock market at the end of November. Factors contributing to the rally in financial shares included the sector benefiting from robust economic growth, gradually rising interest rates and the prospect for tax cuts. Bank stocks were also boosted by comments from Federal Reserve Chairman nominee Jerome Powell that signaled he would stay the course chartered by the current Federal Reserve Chairwoman Janet Yellen. Thrift stocks retreated during the first half of December, based on doubts that the Republicans would be able to advance their tax overhaul legislation. Renewed optimism that the tax reform bill before Congress would pass lifted thrift shares in mid-December, which was followed by a general downward trend in thrift stocks during the second half of December. A rise in long-term Treasury yields and a better-than-expected fourth quarter earnings report by J.P. Morgan contributed to financial shares trading higher during the first two weeks of 2018. On January 12, 2018, the SNL Index for all publicly-traded thrifts closed at 969.9, an increase of 7.96% since November 8, 2017.

Since the date of the Original Appraisal, the updated pricing measures for the Peer Group reflected slightly lower increases compared to the increase in the SNL Index for all publicly-traded thrifts. Comparatively, the increases in the updated pricing measures for all publicly-traded thrifts were generally similar to the increase in the SNL Index for all publicly-traded thrifts. Based on closing stock prices as of January 12, 2018, all ten of the Peer Group companies were trading at higher prices compared to their closing stock prices as of the date of the Original Appraisal. A comparative pricing analysis of the Peer Group and all publicly-traded thrifts is shown in the following table, based on closing stock market prices as of November 8, 2017 and January 12, 2018.

Average Pricing Characteristics

	At Nov. 8,		At Jan. 12,		%
	2017		2018		Change
Peer Group
Price/Earnings (x)	20.65	x	22.18	x	7.41%
Price/Core Earnings (x)	20.78		21.90		5.39
Price/Book (%)	137.50%		146.17%		6.31
Price/Tangible Book (%)	151.43		161.06		6.36
Price/Assets (%)	17.34		18.40		6.11
Avg. Mkt. Capitalization ($Mil)	$862.71		$903.83		4.77

Board of Directors

January 12, 2018

Average Pricing Characteristics (continued)

	At Nov. 8,		At Jan. 12,		%
	2017		2018		Change

All Publicly-Traded Thrifts
Price/Earnings (x)	21.43	x	23.56	x	9.94%
Price/Core Earnings (x)	20.43		20.86		2.10
Price/Book (%)	128.71%		138.71%		7.77
Price/Tangible Book (%)	143.05		154.08		7.71
Price/Assets (%)	16.04		16.84		4.99
Avg. Mkt. Capitalization ($Mil)	$578.19		$627.75		8.57

As set forth in the Original Appraisal, the "new issue" market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book ("P/B") ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 5, the most recent first-step MHC offerings were completed in October 2017. Two of the first-step MHC offerings were closed at the top of their respective offering ranges and Seneca Financial’s first-step MHC offering closed slightly below the top of its offering range. The average closing fully-converted pro forma price/tangible book ratio of the three recent first-step offerings equaled 73.0%. On average, the three recent first-step MHC offerings reflected price appreciation of 20.5% after the first week of trading. As of January 12, 2018, the three recent first-step MHC offerings reflected a 16.4% increase in price on average.

Summary of Adjustments

In the Original Appraisal, we made the following adjustments to Columbia Financial’s pro forma value based upon our comparative analysis to the Peer Group:

PreviousValuation
Key Valuation Parameters:	Adjustment

Financial Condition	No Adjustment
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	Slight Downward
Liquidity of the Shares	No Adjustment
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

Board of Directors

January 12, 2018

Table 5

Pricing Characteristics and After-Market Trends

Conversions Completed in the Last Three Months

Institutional Information			Pre-Conversion Data				Offering Information
			Financial Info.		Asset Quality		Excluding Foundation
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)

Mutual Holding Companies
Seneca Financial Corp. - NY*	10/12/17	SNNF-OTC Pink	$172	6.49%	0.74%	99%	$9.1	46%	132%	12.1%
FFBW, Inc. - WI	10/11/17	FFBW-NASDAQ	$236	14.53%	1.08%	86%	$29.5	45%	133%	3.7%
PDL Community Bancorp - NY*	10/2/17	PDLB-NASDAQ	$811	11.44%	3.05%	138%	$83.1	45%	132%	3.5%

	Averages - MHC Conversions:		$406	10.82%	1.62%	108%	$40.6	45%	132%	6.4%
	Medians - MHC Conversions:		$236	11.44%	1.08%	99%	$29.5	45%	132%	3.7%

Institutional Information			Contribution to		Insider Purchases					Pro Forma Data
			Char. Found.		% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)				Financial Charac.
				% of	Benefit Plans				Initial
	Conversion			Public Off.		Recog.	Stk	Mgmt.&	Div.		Core			Core		Core
Institution	Date	Ticker	Form	Inc. Fdn.	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E		P/A	ROA	TE/A	ROE
				(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)		(%)	(%)	(%)	(%)

Mutual Holding Companies
Seneca Financial Corp. - NY*	10/12/17	SNNF-OTC Pink	N.A.	N.A.	8.5%	4.3%	10.7%	5.5%	0.00%	71.7%	44.2	x	10.5%	0.3%	10.1%	2.5%
FFBW, Inc. - WI	10/11/17	FFBW-NASDAQ	N.A.	N.A.	8.7%	4.4%	10.9%	4.0%	0.00%	72.8%	NM		22.6%	0.1%	22.6%	0.4%
PDL Community Bancorp - NY*	10/2/17	PDLB-NASDAQ	C/S $200K	3.3%	8.1%	4.1%	10.1%	3.2%	0.00%	74.5%	117.2	x	19.1%	0.2%	18.6%	1.1%

	Averages - MHC Conversions:		N.A.	N.A.	8.4%	4.2%	10.6%	4.3%	0.00%	73.0%	80.7	x	17.4%	0.2%	17.1%	1.3%
	Medians - MHC Conversions:		N.A.	N.A.	8.5%	4.3%	10.7%	4.0%	0.00%	72.8%	80.7	x	19.1%	0.2%	18.6%	1.1%

Institutional Information				Post-IPO Pricing Trends
				Closing Price:
				First		After		After
	Conversion		IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Price	Day	Chge	Week(3)	Chge	Month(4)	Chge	1/12/2018	Chge
			($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Mutual Holding Companies
Seneca Financial Corp. - NY*	10/12/17	SNNF-OTC Pink	$10.00	$11.80	18.0%	$10.00	0.0%	$9.50	-5.0%	$8.90	-11.0%
FFBW, Inc. - WI	10/11/17	FFBW-NASDAQ	$10.00	$11.53	15.3%	$11.15	11.5%	$11.15	11.5%	$11.01	10.1%
PDL Community Bancorp - NY*	10/2/17	PDLB-NASDAQ	$10.00	$14.90	49.0%	$14.99	49.9%	$15.06	50.6%	$15.00	50.0%

	Averages - MHC Conversions:		$10.00	$12.74	27.4%	$12.05	20.5%	$11.90	19.0%	$11.64	16.4%
	Medians - MHC Conversions:		$10.00	$11.80	18.0%	$11.15	11.5%	$11.15	11.5%	$11.01	10.1%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, "NT" - Not Traded; "NA" - Not Applicable, Not Available; C/S-Cash/Stock.

(1) As a percent of MHC offering for MHC transactions.

(2) Does not take into account the adoption of SOP 93-6.

(3) Latest price if offering is less than one week old.

(4) Latest price if offering is more than one week but less than one month old.

(5) Mutual holding company pro forma data on full conversion basis.

(6) Simultaneously completed acquisition of another financial institution.

(7) Simultaneously converted to a commercial bank charter.

(8) Former credit union.

1/12/2018

Board of Directors

January 12, 2018

The factors concerning the valuation parameters of primary market area, dividends, liquidity of the shares, management and effect of government regulations and regulatory reform did not change since the Original Appraisal. Accordingly, those parameters were not discussed further in this update.

No adjustment remained appropriate for financial condition, as balance sheet strength remained comparable for the Company and the Peer Group. No adjustment also remained appropriate for the Company’s asset growth, based on the Company’s and the Peer Group’s similar historical asset growth rates and, on a pro forma basis, the Company’s leverage capacity will be comparable to or slightly exceed the Peer Group’s leverage capacity. A slight downward adjustment remained appropriate for earnings, based on the Company’s lower reported earnings on a ROAA basis, less favorable expense coverage and efficiency ratios and lower pro forma core ROE.

The general market for thrift stocks was up since the date of the Original Appraisal, with the SNL Index for all publicly-traded thrifts increasing 7.96% compared to an increase of 9.50% in the DJIA. The updated pricing measures for all publicly-traded thrifts generally showed increases that were similar to the increase in the SNL Index, while the updated pricing measures for the Peer Group companies generally showed slightly lower increases compared to the increase in the SNL Index.

Overall, taking into account the foregoing factors, we believe that an increase in the Company’s estimated pro market value as set forth in the Original Appraisal is appropriate.

Valuation Approaches: Fully-Converted and MHC Reported Basis

In applying the accepted valuation methodology promulgated by the FRB, OCC and the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Columbia Financial’s to-be-issued stock — price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches — all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Columbia Financial’s prospectus for effective tax rate, stock benefit plan assumptions, the Foundation and offering expenses (summarized in Exhibits 4 and 5). The assumptions utilized in the pro forma analysis in calculating the Company’s full conversion value were consistent with the assumptions utilized for the minority stock offering, except expenses were assumed to equal 2.0% of gross proceeds (summarized in Exhibits 2 and 3).

In computing the pro forma impact of the offering and the related pricing ratios, the valuation parameters utilized in the Original Appraisal were updated with financial data as of December 31, 2017.

Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. Also consistent with the Original Appraisal, this updated appraisal incorporates a "technical" analysis of recently completed offerings and publicly-traded MHCs on a fully-converted basis.

Board of Directors

January 12, 2018

The Company has adopted “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which causes earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

Based on the foregoing, we have concluded that an increase in Columbia Financial’s value is appropriate. Therefore, as of January 12, 2018, RP Financial concluded the pro forma market value of Columbia Financial’s full conversion offering equaled $927,835,050 at the midpoint, equal to 92,783,505 shares at $10.00 per share. The updated midpoint value represents an increase of 5.88% from the pro forma value set forth in the Original Appraisal.

1.       P/E Approach. The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Company’s reported earnings equaled $24.757 million for the twelve months ended December 31, 2017. In deriving Columbia Financial’s core earnings, the adjustments made to reported earnings were to eliminate the net loss on securities transactions equal to $2.160 million, the one-time cash contribution to fund the Foundation equal to $3.0 million and the charge to income tax expense resulting from the change in the federal corporate tax rate equal to $4.703 million. As shown below, on a tax effected basis, the Company’s core earnings were determined to equal $32.762 million for the twelve months ended December 31, 2017.

Amount
($000)

Net income	$24,757
Add: Non-recurring cash contribution to Foundation(1)	1,920
Add: Net loss on securities transactions (1)	1,382
Add: Non-recurring charge to income tax expense	4,703
Core earnings estimate	$32,762

(1)	Tax effected at 36.0%.

Based on Columbia Financial’s reported and core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Company’s reported and core P/E multiples (fully-converted basis) at the $927.8 million updated midpoint closing value equaled 35.16 times and 26.98 times, respectively (see Table 6). The Company’s updated reported and core P/E multiples provided for premiums of 55.52% and 23.20% relative to the Peer Group’s average reported and core P/E multiples of 22.18 times and 21.90 times, respectively (versus premiums of 35.93% and 23.24% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal). The Company’s updated reported and core P/E multiples (fully-converted basis) indicated premiums of 58.95% and 24.62% relative to the Peer Group’s median reported and core P/E multiples, which equaled 22.12 times and 21.65 times, respectively (versus premiums of 31.43% and 19.97% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal). The Company’s updated pro forma fully-converted P/E ratios based on reported earnings at the minimum and the super maximum equaled 30.17x and 45.59x, respectively, and based on core earnings at the minimum and the super maximum equaled 23.09x and 35.14x, respectively.

Board of Directors

January 12, 2018

Valuation Analysis

IV.21

 Table 6

Fully-Converted Market Pricing Versus Peer Group

Columbia Financial, Inc.

As of January 12, 2018

			Market Capitalization		Per Share Data
					Core 12 Month EPS(1)	Book Value/ Share								Dividends(3)			Financial Characteristics(5)								Offering Size ($Mil)
			Price/ Share	Market Value			Pricing Ratios(2)							Amount/ Share		Payout Ratio(4)	Total Assets	Comm Eq./ Assets	Comm T. Eq./ Assets	NPAs/ Assets	Reported		Core
							P/E		P/B	P/A	P/TB	P/Core			Yield						ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Columbia Financial, Inc.		NJ
Super Maximum			$10.00	$1,227.06	$0.28	$12.26	45.59	x	81.57%	18.05%	81.90%	35.14	x	$0.00	0.00%	0.00%	$6,799	22.12%	22.04%	0.37%	0.40%	1.79%	0.51%	2.32%	$1,190.25
Maximum			$10.00	$1,067.01	$0.32	$12.83	40.06	x	77.94%	16.01%	78.25%	30.80	x	$0.00	0.00%	0.00%	$6,664	20.55%	20.46%	0.38%	0.40%	1.94%	0.52%	2.53%	$1,035.00
Midpoint			$10.00	$927.84	$0.37	$13.50	35.16	x	74.07%	14.17%	74.40%	26.98	x	$0.00	0.00%	0.00%	$6,547	19.13%	19.04%	0.38%	0.40%	2.11%	0.53%	2.75%	$900.00
Minimum			$10.00	$788.66	$0.43	$14.39	30.17	x	69.49%	12.27%	69.83%	23.09	x	$0.00	0.00%	0.00%	$6,430	17.66%	17.57%	0.39%	0.41%	2.30%	0.53%	3.01%	$765.00

All Non-MHC Public Companies(6)
Averages			$25.09	$627.75	$1.27	$17.04	23.56	x	138.71%	16.84%	154.08%	20.86	x	$0.39	1.68%	50.24%	$3,647	12.83%	11.81%	0.89%	0.75%	6.26%	0.75%	6.27%
Median			$18.31	$200.68	$0.83	$15.25	20.23	x	129.88%	16.99%	138.80%	18.84	x	$0.36	1.57%	45.95%	$1,194	12.10%	11.09%	0.73%	0.77%	6.38%	0.75%	5.98%

All Non-MHC State of NJ(6)
Averages			$19.46	$1,423.10	$0.91	$14.09	28.32	x	136.72%	19.58%	158.13%	21.77	x	$0.43	2.13%	70.77%	$7,591	14.55%	13.17%	0.93%	0.82%	5.81%	0.84%	6.07%
Medians			$17.14	$915.24	$0.73	$12.57	23.16	x	139.35%	18.74%	139.96%	20.26	x	$0.40	2.33%	61.59%	$4,808	13.69%	13.39%	0.66%	0.78%	5.83%	0.88%	5.88%

State of NJ(1)
ISBC	Investors Bancorp, Inc.	NJ	$14.36	$4,396.42	$0.64	$10.30	$22.44		139.35%	17.74%	143.21%	22.27	x	$0.36	2.51%	51.56%	$24,782	12.73%	12.43%	0.58%	0.78%	5.83%	0.78%	5.88%
KRNY	Kearny Financial Corp.	NJ	$14.45	$1,170.71	$0.23	$12.44	$62.83		116.18%	24.51%	130.15%	NM		$0.12	0.83%	104.35%	$4,808	21.09%	19.27%	0.50%	0.41%	1.77%	0.41%	1.78%
MSBF	MSB Financial Corp.	NJ	$17.60	$101.53	$0.53	$12.57	$33.21		139.96%	18.74%	139.96%	33.21	x	$0.00	0.00%	80.19%	$542	13.39%	13.39%	2.60%	0.61%	3.96%	0.61%	3.96%
NFBK	Northfield Bancorp, Inc.	NJ	$17.14	$837.80	$0.73	$13.20	$23.16		129.88%	20.91%	138.44%	23.63	x	$0.40	2.33%	45.95%	$4,007	16.10%	15.26%	0.66%	0.89%	5.49%	0.88%	5.38%
OCFC	OceanFirst Financial Corp.	NJ	$28.09	$915.24	$1.66	$18.31	$23.41		153.43%	16.99%	208.51%	16.91	x	$0.60	2.14%	50.00%	$5,384	11.07%	8.39%	1.12%	0.76%	6.92%	1.04%	9.50%
ORIT	Oritani Financial Corp.	NJ	$16.55	$730.71	$1.01	$12.27	$14.65		134.93%	18.55%	134.93%	16.34	x	$0.70	4.23%	101.77%	$4,120	13.75%	13.75%	0.25%	1.25%	9.13%	1.13%	8.29%
PFS	Provident Financial Services, Inc.	NJ	$28.03	$1,809.26	$1.54	$19.56	$18.56		143.30%	19.62%	211.70%	18.24	x	$0.80	2.85%	61.59%	$9,495	13.69%	9.70%	0.78%	1.02%	7.61%	1.04%	7.74%

Comparable Group
Averages			$19.07	$903.83	$0.85	$13.29	22.18	x	146.17%	18.40%	161.06%	21.90	x	$0.42	2.22%	56.53%	$5,052	12.99%	11.94%	0.67%	0.80%	6.75%	0.80%	6.70%
Medians			$17.56	$896.84	$0.88	$13.39	22.12	x	137.39%	18.30%	156.24%	21.65	x	$0.44	2.28%	50.53%	$4,978	11.83%	10.84%	0.68%	0.83%	7.12%	0.82%	6.74%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	$17.00	$1,287.99	$0.49	$13.71	36.17	x	123.98%	22.13%	148.61%	34.92	x	$0.24	1.41%	51.06%	$5,818	17.85%	15.34%	0.69%	0.60%	3.41%	0.63%	3.53%
DCOM	Dime Community Bancshares, Inc.	NY	$21.90	$819.56	$0.99	$15.66	22.12	x	139.85%	12.72%	154.52%	20.30	x	$0.56	2.56%	56.57%	$6,444	9.09%	8.30%	0.20%	0.61%	6.50%	0.61%	6.50%
KRNY	Kearny Financial Corp.	NJ	$14.45	$1,170.71	$0.23	$12.44	NM		116.18%	24.51%	130.15%	NM		$0.12	0.83%	104.35%	$4,808	21.09%	19.27%	0.50%	0.41%	1.77%	0.41%	1.78%
NFBK	Northfield Bancorp, Inc.	NJ	$17.14	$837.80	$0.73	$13.20	23.16	x	129.88%	20.91%	138.44%	23.63	x	$0.40	2.33%	45.95%	$4,007	16.10%	15.26%	0.67%	0.89%	5.49%	0.88%	5.38%
OCFC	OceanFirst Financial Corp.	NJ	$28.09	$915.24	$1.20	$18.31	23.41	x	153.43%	16.99%	208.51%	21.65	x	$0.60	2.14%	50.00%	$5,384	11.07%	8.39%	1.15%	0.76%	6.92%	0.76%	6.92%
ORIT	Oritani Financial Corp.	NJ	$16.55	$730.71	$1.16	$12.27	14.65	x	134.93%	18.55%	134.93%	13.97	x	$0.70	4.23%	101.77%	$4,120	13.75%	13.75%	0.25%	1.25%	9.13%	1.25%	9.13%
TRST	TrustCo Bank Corp NY	NY	$9.15	$879.38	$0.49	$4.73	18.87	x	193.30%	18.06%	193.54%	18.87	x	$0.26	2.87%	54.12%	$4,870	9.34%	9.33%	0.82%	0.96%	10.54%	0.96%	10.54%
FBNK	First Connecticut Bancorp, Inc.	CT	$27.05	$431.53	$1.25	$17.12	21.47	x	157.96%	14.38%	157.96%	21.66	x	$0.60	2.22%	41.27%	$3,002	9.10%	9.10%	1.20%	0.68%	7.44%	0.68%	7.37%
EBSB	Meridian Bancorp, Inc.	MA	$21.35	$1,051.10	$0.78	$11.87	24.54	x	179.85%	22.64%	183.78%	27.40	x	$0.20	0.94%	19.54%	$5,086	12.59%	12.35%	0.47%	0.99%	7.32%	0.88%	6.55%
UBNK	United Financial Bancorp, Inc.	CT	$17.98	$914.30	$1.22	$13.59	15.24	x	132.31%	13.10%	160.16%	14.75	x	$0.48	2.67%	40.68%	$6,976	9.90%	8.32%	0.74%	0.89%	8.97%	0.92%	9.27%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Board of Directors

January 12, 2018

On an MHC reported basis, the Company’s reported and core P/E multiples at the $927.8 million updated midpoint value equaled 37.40 times and 28.27 times, respectively. The Company’s updated reported and core P/E multiples provided for premiums of 68.62% and 29.09% relative to the Peer Group’s average reported and core P/E multiples of 22.18 times and 21.90 times, respectively (versus premiums of 35.93% and 23.24% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal). The Company’s updated reported and core P/E multiples (MHC basis) indicated premiums of 69.08% and 30.58% relative to the Peer Group’s median reported and core P/E multiples, which equaled 22.12 times and 21.65 times, respectively (versus premiums of 38.28% and 25.66% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal). The Company’s updated pro forma MHC P/E ratios based on reported earnings at the minimum and the super maximum equaled 31.81x and 49.39x, respectively, and based on core earnings at the minimum and the super maximum equaled 24.05x and 37.35x, respectively.

2.       P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. In applying the P/B approach, we considered both reported book value and tangible book value. Based on the $927.8 million updated midpoint value, the Company’s P/B and P/TB ratios (fully-converted basis) equaled 74.07% and 74.40%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 146.17% and 161.06%, respectively, Columbia Financial’s updated ratios reflected a discount of 49.33% on a P/B basis and a discount of 53.81% on a P/TB basis (versus discounts of 47.45% and 52.08% from the Peer Group’s average P/B and P/TB ratios as indicated in the Original Appraisal). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 137.39% and 156.24%, respectively, Columbia Financial’s updated ratios (fully-converted basis) reflected discounts of 46.09% and 52.38% at the $927.8 million updated midpoint value (versus discounts of 44.51% and 50.03% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal). At the top of the super range, the Company’s updated P/B and P/TB ratios (fully-converted basis) equaled 81.57% and 81.90%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 40.63% and 49.15%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 40.63% and 47.58%, respectively. RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value. The discounts reflected under the P/B approach were also supported by the premiums reflected in the Company’s P/E multiples.

Board of Directors

January 12, 2018

Valuation Analysis

IV.21

 Table 7

MHC Market Pricing Versus Peer Group

Columbia Financial, Inc.

As of January 12, 2018

			Market Capitalization		Per Share Data
					Core 12 Month EPS(1)	Book Value/ Share								Dividends(3)			Financial Characteristics(5)								Offering Size ($Mil)
			Price/ Share	Market Value			Pricing Ratios(2)							Amount/ Share		Payout Ratio(4)	Total Assets	Comm Eq./ Assets	Comm T. Eq./ Assets	NPAs/ Assets	Reported		Core
							P/E		P/B	P/A	P/TB	P/Core			Yield						ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Columbia Financial, Inc.		NJ
Super Maximum			$10.00	$1,227.06	$0.27	$7.62	49.39	x	131.23%	19.70%	132.10%	37.35	x	$0.00	0.00%	0.00%	$6,229	15.00%	14.91%	0.40%	0.40%	2.66%	0.53%	3.52%	$527.64
Maximum			$10.00	$1,067.01	$0.31	$8.19	42.98	x	122.10%	17.30%	122.85%	32.50	x	$0.00	0.00%	0.00%	$6,168	14.17%	14.07%	0.41%	0.40%	2.84%	0.53%	3.76%	$458.81
Midpoint			$10.00	$927.84	$0.35	$8.85	37.40	x	112.99%	15.17%	113.77%	28.27	x	$0.00	0.00%	0.00%	$6,115	13.42%	13.33%	0.41%	0.41%	3.02%	0.54%	4.00%	$398.97
Minimum			$10.00	$788.66	$0.42	$9.74	31.81	x	102.67%	13.01%	103.41%	24.05	x	$0.00	0.00%	0.00%	$6,062	12.67%	12.57%	0.41%	0.42%	3.23%	0.54%	4.27%	$339.12

All Non-MHC Public Companies(6)
Averages			$25.09	$627.75	$1.27	$17.04	23.56	x	138.71%	16.84%	154.08%	20.86	x	$0.39	1.68%	50.24%	$3,647	12.83%	11.81%	0.89%	0.75%	6.26%	0.75%	6.27%
Median			$18.31	$200.68	$0.83	$15.25	20.23	x	129.88%	16.99%	138.80%	18.84	x	$0.36	1.57%	45.95%	$1,194	12.10%	11.09%	0.73%	0.77%	6.38%	0.75%	5.98%

All Non-MHC State of NJ(6)
Averages			$19.46	$1,423.10	$0.91	$14.09	28.32	x	136.72%	19.58%	158.13%	21.77	x	$0.43	2.13%	70.77%	$7,591	14.55%	13.17%	0.93%	0.82%	5.81%	0.84%	6.07%
Medians			$17.14	$915.24	$0.73	$12.57	23.16	x	139.35%	18.74%	139.96%	20.26	x	$0.40	2.33%	61.59%	$4,808	13.69%	13.39%	0.66%	0.78%	5.83%	0.88%	5.88%

State of NJ(1)
ISBC	Investors Bancorp, Inc.	NJ	$14.36	$4,396.42	$0.64	$10.30	$22.44		139.35%	17.74%	143.21%	22.27	x	$0.36	2.51%	51.56%	$24,782	12.73%	12.43%	0.58%	0.78%	5.83%	0.78%	5.88%
KRNY	Kearny Financial Corp.	NJ	$14.45	$1,170.71	$0.23	$12.44	$62.83		116.18%	24.51%	130.15%	NM		$0.12	0.83%	104.35%	$4,808	21.09%	19.27%	0.50%	0.41%	1.77%	0.41%	1.78%
MSBF	MSB Financial Corp.	NJ	$17.60	$101.53	$0.53	$12.57	$33.21		139.96%	18.74%	139.96%	33.21	x	$0.00	0.00%	80.19%	$542	13.39%	13.39%	2.60%	0.61%	3.96%	0.61%	3.96%
NFBK	Northfield Bancorp, Inc.	NJ	$17.14	$837.80	$0.73	$13.20	$23.16		129.88%	20.91%	138.44%	23.63	x	$0.40	2.33%	45.95%	$4,007	16.10%	15.26%	0.66%	0.89%	5.49%	0.88%	5.38%
OCFC	OceanFirst Financial Corp.	NJ	$28.09	$915.24	$1.66	$18.31	$23.41		153.43%	16.99%	208.51%	16.91	x	$0.60	2.14%	50.00%	$5,384	11.07%	8.39%	1.12%	0.76%	6.92%	1.04%	9.50%
ORIT	Oritani Financial Corp.	NJ	$16.55	$730.71	$1.01	$12.27	$14.65		134.93%	18.55%	134.93%	16.34	x	$0.70	4.23%	101.77%	$4,120	13.75%	13.75%	0.25%	1.25%	9.13%	1.13%	8.29%
PFS	Provident Financial Services, Inc.	NJ	$28.03	$1,809.26	$1.54	$19.56	$18.56		143.30%	19.62%	211.70%	18.24	x	$0.80	2.85%	61.59%	$9,495	13.69%	9.70%	0.78%	1.02%	7.61%	1.04%	7.74%

Comparable Group
Averages			$19.07	$903.83	$0.85	$13.29	22.18	x	146.17%	18.40%	161.06%	21.90	x	$0.42	2.22%	56.53%	$5,052	12.99%	11.94%	0.67%	0.80%	6.75%	0.80%	6.70%
Medians			$17.56	$896.84	$0.88	$13.39	22.12	x	137.39%	18.30%	156.24%	21.65	x	$0.44	2.28%	50.53%	$4,978	11.83%	10.84%	0.68%	0.83%	7.12%	0.82%	6.74%

Comparable Group
BNCL	Beneficial Bancorp, Inc.	PA	$17.00	$1,287.99	$0.49	$13.71	36.17	x	123.98%	22.13%	148.61%	34.92	x	$0.24	1.41%	51.06%	$5,818	17.85%	15.34%	0.69%	0.60%	3.41%	0.63%	3.53%
DCOM	Dime Community Bancshares, Inc.	NY	$21.90	$819.56	$0.99	$15.66	22.12	x	139.85%	12.72%	154.52%	20.30	x	$0.56	2.56%	56.57%	$6,444	9.09%	8.30%	0.20%	0.61%	6.50%	0.61%	6.50%
KRNY	Kearny Financial Corp.	NJ	$14.45	$1,170.71	$0.23	$12.44	NM		116.18%	24.51%	130.15%	NM		$0.12	0.83%	104.35%	$4,808	21.09%	19.27%	0.50%	0.41%	1.77%	0.41%	1.78%
NFBK	Northfield Bancorp, Inc.	NJ	$17.14	$837.80	$0.73	$13.20	23.16	x	129.88%	20.91%	138.44%	23.63	x	$0.40	2.33%	45.95%	$4,007	16.10%	15.26%	0.67%	0.89%	5.49%	0.88%	5.38%
OCFC	OceanFirst Financial Corp.	NJ	$28.09	$915.24	$1.20	$18.31	23.41	x	153.43%	16.99%	208.51%	21.65	x	$0.60	2.14%	50.00%	$5,384	11.07%	8.39%	1.15%	0.76%	6.92%	0.76%	6.92%
ORIT	Oritani Financial Corp.	NJ	$16.55	$730.71	$1.16	$12.27	14.65	x	134.93%	18.55%	134.93%	13.97	x	$0.70	4.23%	101.77%	$4,120	13.75%	13.75%	0.25%	1.25%	9.13%	1.25%	9.13%
TRST	TrustCo Bank Corp NY	NY	$9.15	$879.38	$0.49	$4.73	18.87	x	193.30%	18.06%	193.54%	18.87	x	$0.26	2.87%	54.12%	$4,870	9.34%	9.33%	0.82%	0.96%	10.54%	0.96%	10.54%
FBNK	First Connecticut Bancorp, Inc.	CT	$27.05	$431.53	$1.25	$17.12	21.47	x	157.96%	14.38%	157.96%	21.66	x	$0.60	2.22%	41.27%	$3,002	9.10%	9.10%	1.20%	0.68%	7.44%	0.68%	7.37%
EBSB	Meridian Bancorp, Inc.	MA	$21.35	$1,051.10	$0.78	$11.87	24.54	x	179.85%	22.64%	183.78%	27.40	x	$0.20	0.94%	19.54%	$5,086	12.59%	12.35%	0.47%	0.99%	7.32%	0.88%	6.55%
UBNK	United Financial Bancorp, Inc.	CT	$17.98	$914.30	$1.22	$13.59	15.24	x	132.31%	13.10%	160.16%	14.75	x	$0.48	2.67%	40.68%	$6,976	9.90%	8.32%	0.74%	0.89%	8.97%	0.92%	9.27%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Board of Directors

January 12, 2018

On an MHC reported basis, the Company’s P/B and P/TB ratios at the $927.8 million updated midpoint value equaled 112.99% and 113.77%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 146.17% and 161.06%, respectively, Columbia Financial’s updated ratios reflected discounts of 22.70% on a P/B basis and 29.36% on a P/TB basis (versus discounts of 20.87% and 27.59% from the Peer Group’s average P/B and P/TB ratios as indicated in the Original Appraisal). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 137.39% and 156.24%, respectively, Columbia Financial’s updated ratios (MHC basis) reflected discounts of 17.60% and 27.18% at the $927.8 million updated midpoint value (versus discounts of 16.44% and 24.49% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal). At the top of the super range, the Company’s P/B and P/TB ratios (MHC basis) equaled 131.23% and 132.10%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 10.22% and 17.98%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 4.48% and 15.45%, respectively.

3.       P/A Approach. P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings, which have received greater weight in our valuation analysis. At the $927.8 million updated midpoint value Columbia Financial’s pro forma P/A ratio (fully-converted basis) equaled 14.17%. In comparison to the Peer Group's average P/A ratio of 18.40%, Columbia Financial’s P/A ratio indicated a discount of 22.99% (versus a discount of 18.05% at the midpoint valuation in the Original Appraisal). In comparison to the Peer Group’s median P/A ratio of 18.30%, Columbia Financial’s P/A ratio (fully-converted basis) at the $927.8 million updated midpoint value indicated a discount of 22.57% (versus a discount of 19.99% at the midpoint valuation in the Original Appraisal).

On an MHC reported basis, Columbia Financial’s pro forma P/A ratio at the $927.8 million updated midpoint value equaled 15.17%. In comparison to the Peer Group's average P/A ratio of 18.40%, Columbia Financial’s P/A ratio indicated a discount of 17.55% (versus a discount of 12.23% at the midpoint valuation in the Original Appraisal). In comparison to the Peer Group’s median P/A ratio of 18.30%, Columbia Financial’s P/A ratio (MHC basis) at the $927.8 million updated midpoint value indicated a discount of 17.10% (versus a discount of 14.30% at the midpoint valuation in the Original Appraisal).

Comparison to Publicly-Traded MHCs

As indicated in Original Appraisal, we believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) no opportunity for public shareholders to exercise voting control; (3) the potential pro forma impact of second-step conversions on the pricing of MHC institutions; and (4) the regulatory policies regarding the accounting for net assets held by the MHC in a second-step conversion and, thereby, lessening the attractiveness of paying cash dividends. The above characteristics of MHC shares have provided MHC stocks with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the publicly-traded MHCs on a fully-converted basis to make them comparable for valuation purposes. Using the per share and pricing information of the publicly-traded MHCs on a fully-converted basis accomplishes a number of objectives. First, such figures eliminate distortions that result when trying to compare institutions that have different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies and are directly applicable to determining the pro forma market value range of the 100% ownership interest in Columbia Financial as an MHC. This technique is validated by the investment community's evaluation of MHC pricing, which also incorporates the pro forma impact of a second-step conversion based on the current market price.

Board of Directors

January 12, 2018

To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs incorporate the following assumptions: (1) all shares owned by the MHC are assumed to be sold at the current trading price in a second step-conversion; (2) the gross proceeds from such a sale are adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a second-step conversion of an MHC institution; and (3) net proceeds are assumed to be reinvested at market rates on a tax effected basis. Book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step-conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Table 8 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the ten publicly-traded MHC institutions.

The table below shows an updated comparative pricing analysis of the publicly-traded MHCs on a fully-converted basis versus the Company’s Peer Group, based on closing stock prices as of January 12, 2018. In comparison to the Peer Group’s P/TB ratio, the P/TB ratio of the publicly-traded MHCs reflected a discount of 40.96%. In comparison to the Peer Group’s P/E multiple, the P/E multiple of the publicly-traded MHCs reflected a premium of 89.40%. Detailed pricing characteristics of the fully-converted MHCs is shown in Table 9.

	Publicly-Traded
	MHCs		Peer Group
Pricing Ratios (Averages)(1)
Price/earnings (x)	42.01	x	22.18	x
Price/tangible book (%)	95.09%		161.06%
Price/assets (%)	23.38		18.40

(1)	Based on stock market prices as of January 12, 2018.

In comparison to the publicly-traded MHCs, the Company’s pro forma P/TB ratio (fully-converted basis) of 74.40% at the $927.8 million updated midpoint value reflected a discount of 21.76%. At the top of the super range, the Company’s P/TB ratio (fully-converted basis) of 81.90% reflected a discount of 13.87%. In comparison to the publicly-traded MHCs, the Company’s pro forma P/E multiple (fully-converted basis) of 35.16 times at the $927.8 million updated midpoint value reflected a discount of 16.31%. At the top of the super range, the Company’s P/E multiple (fully-converted basis) of 45.59 times reflected a premium of 8.52%.

It should be noted that in a comparison of the publicly-traded MHCs to Columbia Financial, the publicly-traded MHCs maintain certain inherit characteristics in support of increasing the attractiveness of their stocks relative to Columbia Financial’s stock as an MHC that will just be completing an IPO: (1) the seasoned publicly-traded MHCs are viewed as potential candidates to complete a second-step offering; and (2) some of the publicly-traded MHCs have been grandfathered to waive dividend payments to the MHC pursuant to receiving an annual majority vote by the depositors to approve the waiver of dividends.

Board of Directors

January 12, 2018

Table 8

Calculation of Implied Per Share Data - Incorporating MHC Second Step Conversion

Publicly Traded MHC Institutions

									Per Share
						Current Ownership			TTM NI		Book	Tang.
	Ticker	Name	City	State	Exhange	Public	MHC Shares	Total Shares	Reported	Core	Value	Bk Value	Assets

1	CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	3,467,595	4,070,655	7,538,250	$0.18	$0.18	$10.19	$10.19	$36.85
2	GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	3,894,350	4,609,264	8,503,614	$1.43	$1.43	$10.21	$10.21	$122.02
3	HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	15,381,261	17,281,034	32,662,295	$0.36	$0.36	$10.43	$10.01	$81.42
4	KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	3,716,577	4,727,938	8,444,515	$0.11	$0.10	$7.95	$6.23	$36.06
5	LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	2,465,447	3,636,875	6,102,322	$0.48	$0.44	$12.81	$12.81	$84.03
6	MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	2,620,296	3,200,450	5,820,746	$0.24	$0.24	$8.50	$8.50	$103.60
7	OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	1,591,712	4,164,415	5,756,127	$0.89	$0.90	$14.99	$14.45	$82.47
	PDLB	PDL Community Bancorp (MHC)	Bronx	NY	NASDAQ	8,917,642	9,545,387	18,463,029	$0.10	$0.10	$8.89	$8.89	$47.80
8	PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	4,593,665	5,034,323	9,627,988	$0.82	$0.64	$12.05	$12.05	$96.45
9	TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	54,172,618	227,119,132	281,291,750	$0.32	NA	$6.01	$5.97	$48.68

								Net	Net	Pro Forma
						Share	Gross	Capital	Income	Net Inc./	Core Net Inc./	Bk Value/	Tang. Bk.	Assets/
	Ticker	Name	City	State	Exhange	Price	Proceeds(1)	Increase(2)	Increase(3)	Share	Share	Share	Value/Share	Share

1	CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	$11.46	$46,649,706	$40,118,747	$434,122	$0.24	$0.24	$15.51	$15.51	$42.18
2	GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	$36.00	$165,933,504	$142,702,813	$1,544,177	$1.61	$1.61	$27.00	$27.00	$138.81
3	HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	$19.78	$341,818,853	$293,964,213	$3,180,966	$0.46	$0.46	$19.43	$19.01	$90.42
4	KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	$8.82	$41,717,907	$35,877,400	$388,227	$0.15	$0.15	$12.20	$10.48	$40.31
5	LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	$17.17	$62,445,144	$53,702,824	$581,115	$0.58	$0.54	$21.61	$21.61	$92.83
6	MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	$12.62	$40,389,679	$34,735,124	$375,866	$0.31	$0.31	$14.46	$14.46	$109.57
7	OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	$29.78	$124,016,279	$106,654,000	$1,154,095	$1.09	$1.10	$33.52	$32.98	$101.00
	PDLB	PDL Community Bancorp (MHC)	Bronx	NY	NASDAQ	$15.00	$143,180,805	$123,135,492	$1,332,441	$0.17	$0.17	$15.56	$15.56	$54.46
8	PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	$26.40	$132,906,127	$114,299,269	$1,236,824	$0.95	$0.77	$23.93	$23.93	$108.32
9	TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	$15.07	$3,422,685,319	$2,943,509,375	$31,851,510	$0.43	NA	$16.47	$16.44	$59.14

(1)	Gross proceeds calculated as stock price multiplied by the number of shares owned by the MHC (i.e. non-public shares).
(2)	Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and Restricted Stock Plan. For MHC's with assets at the MHC level, the net increase in capital also includes consolidation of MHC assets with the capital of the institution concurrent with hypothetical second step.

Offering Expense Percent:	2.00%
ESOP Percent Purchase:	8.00%
RRP Percent Purchase:	4.00%

(3)	Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and RRP do not generate reinvestment income), less after-tax ESOP amortization and RRP vesting.

After-Tax Reinvestment Rate:	3.50%
ESOP Loan Term (Yrs.):	10
Recognition Plan Vesting (Yrs.):	5
Effective Tax Rate:	34.00%

Source: S&P Global Market Intelligence and RP Financial, LC. calculations.

Board of Directors

January 12, 2018

Comparison to Recent MHC Offerings

In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent conversion offerings. As indicated in the Original Appraisal, the pricing characteristics of recent conversion offerings are not the primary determinate of value. Consistent with the Original Appraisal, particular focus was placed on the P/TB approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds versus deposit withdrawals).

As discussed previously, the most recent first-step offerings were completed in October 2017. In comparison to the 73.00% average closing forma P/TB ratio of the three recent first step MHC offerings (see Table 5), the Company’s P/TB ratio of 74.40% at the midpoint value reflects an implied premium of 1.92%. At the top of the super range, the Company’s P/TB ratio of 81.90% reflects an implied premium of 12.19% relative to the average P/TB ratio of the recent first step MHC offerings at closing.

Valuation Conclusion

We have concluded that the Company’s estimated pro forma market value should be increased since the date of the Original Appraisal. Accordingly, it is our opinion that, as of January 12, 2018, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $927,835,050 at the midpoint, equal to 92,783,505 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $788,659,790 and a maximum value of $1,067,010,310. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 78,865,979 at the minimum and 106,701,031 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $1,227,061,860 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 122,706,186. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 43.0% ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering to the public of the minority stock will equal $339,123,710 at the minimum, $398,969,070 at the midpoint, $458,814,430 at the maximum and $527,636,590 at the super maximum of the valuation range. Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 3.0% of the shares issued in the stock issuance, the public ownership of shares will represent 46.0% of the shares issued throughout the valuation range. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 6 and are detailed in Exhibit 2 and Exhibit 3; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 7 and are detailed in Exhibits 4 and 5.

Respectfully submitted,

RP® FINANCIAL, LC.

Ronald S. Riggins
President and Managing Director

Gregory E. Dunn
Director

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

1	Stock Prices: As of January 12, 2018

2	Pro Forma Analysis Sheet – Fully Converted Basis

3	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

4	Pro Forma Analysis Sheet – Minority Stock Offering

5	Pro Forma Effect of Conversion Proceed – Minority Stock Offering

6	Firm Qualifications Statement

EXHIBIT 1

Stock Prices

As of January 12, 2018

RP® Financial, LC.

Exhibit I-A

Weekly Thrift Market Line - Part One

Prices As of Janauary 12, 2018

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
BCTF	Bancorp 34, Inc.	NM	14.95	3,444	51.5	15.17	12.50	14.75	1.36	17.72	1.36	1.54	1.56	15.08	15.01	105.46
BNCL	Beneficial Bancorp, Inc.	PA	17.00	75,764	1,288.0	18.30	14.30	16.55	2.72	-5.03	3.34	0.47	0.49	13.71	11.44	76.79
BHBK	Blue Hills Bancorp, Inc.	MA	21.05	26,827	564.7	22.05	16.40	20.60	2.18	18.59	4.73	0.80	0.66	14.85	14.48	94.88
BOFI	BofI Holding, Inc.	CA	31.57	63,656	2,009.6	32.57	21.60	30.09	4.92	10.15	5.59	2.13	2.12	13.54	13.54	134.81
BYFC	Broadway Financial Corporation	CA	2.32	27,451	63.7	2.67	1.47	2.21	4.97	43.21	-1.69	0.17	0.15	1.75	1.75	16.05
BLMT	BSB Bancorp, Inc.	MA	30.35	9,715	294.8	32.15	26.65	28.90	5.02	8.01	3.76	1.70	1.69	18.07	18.07	257.31
CFFN	Capitol Federal Financial, Inc.	KS	13.74	138,231	1,899.3	16.35	13.03	13.46	2.08	-14.92	2.46	0.63	0.63	9.90	9.90	66.50
CARV	Carver Bancorp, Inc.	NY	3.10	3,696	11.5	7.95	2.01	2.93	5.84	-10.14	6.60	-1.19	-1.20	0.42	0.42	180.30
CHFN	Charter Financial Corporation	GA	18.31	15,132	277.1	21.11	15.81	18.05	1.44	10.23	4.39	0.95	1.01	14.17	11.33	108.39
CWAY	Coastway Bancorp, Inc.	RI	21.88	4,392	96.1	22.00	15.95	22.00	-0.57	38.45	3.18	0.76	0.76	16.15	16.15	159.29
DCOM	Dime Community Bancshares, Inc.	NY	21.90	37,423	819.6	22.65	18.35	21.10	3.79	9.50	4.53	0.99	1.18	15.66	14.17	172.21
EFBI	Eagle Financial Bancorp, Inc.	OH	15.95	1,613	25.7	19.57	10.00	15.72	1.46	NA	-1.36	NA	NA	16.76	16.76	80.35
ESBK	Elmira Savings Bank	NY	20.80	3,315	69.0	21.75	18.90	20.60	0.97	-3.26	1.71	1.19	1.19	16.84	13.13	170.45
EQFN	Equitable Financial Corp.	NE	10.65	3,369	35.9	10.95	9.90	10.90	-2.29	6.50	-2.29	0.37	0.37	10.67	10.67	78.01
ESSA	ESSA Bancorp, Inc.	PA	16.68	11,612	193.7	16.91	14.01	15.92	4.77	4.77	6.45	0.69	0.71	15.76	14.41	153.74
FCAP	First Capital, Inc.	IN	37.02	3,337	123.5	37.48	29.81	36.97	0.14	19.61	0.76	2.27	2.28	24.35	22.07	226.02
FBNK	First Connecticut Bancorp, Inc.	CT	27.05	15,953	431.5	28.50	20.50	26.30	2.85	26.70	3.44	1.26	1.25	17.12	17.12	188.16
FDEF	First Defiance Financial Corp.	OH	53.79	10,156	546.3	56.91	46.27	52.00	3.44	12.46	3.50	3.09	3.33	36.25	25.96	289.00
FNWB	First Northwest Bancorp	WA	16.95	11,840	200.7	18.35	14.69	16.67	1.68	13.76	3.99	0.58	0.53	15.03	15.03	97.16
FBC	Flagstar Bancorp, Inc.	MI	38.75	57,182	2,215.8	39.50	25.06	37.43	3.53	46.12	3.55	2.36	2.29	25.38	25.01	295.20
FSBW	FS Bancorp, Inc.	WA	56.41	3,675	207.3	58.00	34.91	54.10	4.27	61.13	3.37	4.19	4.00	32.17	31.16	270.45
FSBC	FSB Bancorp, Inc.	NY	17.90	1,935	34.6	18.23	13.97	17.52	2.17	26.06	5.29	0.51	0.51	16.72	16.72	157.37
HBK	Hamilton Bancorp, Inc.	MD	15.76	3,411	53.8	15.95	14.00	15.95	-1.19	8.69	-1.19	-0.03	0.00	17.93	15.23	150.68
HIFS	Hingham Institution for Savings	MA	216.00	2,133	460.7	242.00	148.02	201.60	7.14	14.89	4.35	11.66	11.64	84.27	84.27	1038.54
HMNF	HMN Financial, Inc.	MN	19.30	4,498	86.8	19.45	16.60	19.25	0.26	8.43	1.05	1.18	1.19	17.93	17.67	159.33
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	27.60	1,928	53.2	29.89	23.10	27.50	0.36	2.22	-1.43	1.90	1.87	24.06	24.06	216.81
HVBC	HV Bancorp, Inc.	PA	15.55	2,182	33.9	18.50	13.66	16.30	-4.60	13.75	2.23	NA	NA	14.51	14.51	99.88
IROQ	IF Bancorp, Inc.	IL	19.75	3,940	77.8	20.75	19.00	19.78	-0.15	3.88	0.45	0.98	0.83	21.51	21.51	155.32
ISBC	Investors Bancorp, Inc.	NJ	14.36	306,158	4,396.4	15.11	12.48	13.74	4.51	2.94	3.46	0.64	0.64	10.30	10.03	80.95
JXSB	Jacksonville Bancorp, Inc.	IL	33.00	1,813	59.8	37.99	29.00	33.00	0.00	10.00	3.06	1.67	1.51	27.32	25.81	185.76
KRNY	Kearny Financial Corp.	NJ	14.45	81,018	1,170.7	15.80	13.35	14.25	1.40	-1.03	0.00	0.23	0.23	12.44	11.10	59.35
MLVF	Malvern Bancorp, Inc.	PA	25.60	6,573	168.3	28.20	19.35	24.85	3.02	21.62	-2.29	0.90	0.85	15.60	15.60	159.15
MELR	Melrose Bancorp, Inc.	MA	19.70	2,601	51.2	20.00	16.20	19.90	-1.01	10.99	-1.50	0.91	0.46	17.23	17.23	114.85
EBSB	Meridian Bancorp, Inc.	MA	21.35	49,232	1,051.1	21.65	15.85	20.75	2.89	16.67	3.64	0.87	0.78	11.87	11.62	103.32
CASH	Meta Financial Group, Inc.	SD	103.75	9,665	1,002.7	106.74	60.70	90.15	15.09	-0.62	11.98	4.83	6.54	45.15	29.47	540.96
MSBF	MSB Financial Corp.	NJ	17.60	5,769	101.5	18.70	14.25	17.73	-0.73	21.80	-1.40	0.53	0.53	12.57	12.57	93.91
NYCB	New York Community Bancorp, Inc.	NY	13.64	489,054	6,670.7	16.18	11.67	13.07	4.36	-13.12	4.76	0.87	0.72	12.79	7.81	99.08
NFBK	Northfield Bancorp, Inc.	NJ	17.14	48,880	837.8	19.34	15.36	16.87	1.60	-10.26	0.35	0.74	0.73	13.20	12.38	81.97
NWBI	Northwest Bancshares, Inc.	PA	16.97	102,620	1,741.5	18.63	14.95	16.51	2.79	-4.45	1.43	0.94	0.90	11.76	8.49	92.18
OCFC	OceanFirst Financial Corp.	NJ	28.09	32,582	915.2	30.65	24.02	26.86	4.58	-6.37	7.01	1.20	1.66	18.31	13.47	165.24
ORIT	Oritani Financial Corp.	NJ	16.55	44,152	730.7	17.85	15.30	16.20	2.16	-6.76	0.91	1.13	1.01	12.27	12.27	93.31
OTTW	Ottawa Bancorp, Inc.	IL	14.36	3,469	49.8	14.99	12.39	14.41	-0.35	16.08	-0.56	0.44	0.45	15.25	14.98	70.83
PBBI	PB Bancorp, Inc.	CT	10.60	7,772	82.4	11.10	9.95	10.70	-0.93	4.95	-1.40	0.34	0.29	10.87	9.98	68.24
PCSB	PCSB Financial Corporation	NY	19.79	18,165	359.5	20.47	15.76	18.92	4.60	NA	3.88	NA	NA	15.53	15.16	77.72
PBSK	Poage Bankshares, Inc.	KY	19.05	3,522	67.1	21.00	17.20	19.00	0.26	-1.04	-9.29	0.30	0.38	18.75	18.17	130.66
PROV	Provident Financial Holdings, Inc.	CA	18.80	7,610	143.1	20.35	17.62	18.80	0.00	-3.09	2.17	0.41	0.73	16.42	16.42	156.88
PFS	Provident Financial Services, Inc.	NJ	28.03	64,547	1,809.3	28.76	23.19	26.83	4.47	2.34	3.93	1.51	1.54	19.56	13.24	147.10
PBIP	Prudential Bancorp, Inc.	PA	18.34	8,989	164.9	18.96	15.81	18.14	1.10	7.25	4.20	0.32	0.50	15.12	14.36	100.07
RNDB	Randolph Bancorp, Inc.	MA	15.55	5,869	91.3	16.49	13.36	15.41	0.91	0.32	1.30	-0.20	-0.07	14.18	NA	86.14
RVSB	Riverview Bancorp, Inc.	WA	8.90	22,534	200.6	9.54	6.46	8.75	1.71	18.04	2.65	0.44	0.48	5.18	3.93	50.93
SVBI	Severn Bancorp, Inc.	MD	7.50	12,245	91.8	7.90	6.70	7.75	-3.23	0.00	3.38	0.30	0.30	7.28	7.19	65.44
SIFI	SI Financial Group, Inc.	CT	14.95	12,231	182.9	16.45	13.50	14.60	2.40	-0.33	1.70	1.12	0.82	13.98	12.59	129.58
SBT	Sterling Bancorp, Inc.	MI	13.61	52,963	720.8	14.01	12.00	13.16	3.42	NA	7.17	NA	NA	4.07	4.05	49.77
TBNK	Territorial Bancorp Inc.	HI	31.82	9,881	314.4	34.00	28.12	31.31	1.63	-2.75	3.08	1.81	1.77	24.08	24.08	198.62
TSBK	Timberland Bancorp, Inc.	WA	28.04	7,365	206.5	32.10	20.28	26.48	5.89	36.91	5.61	1.92	1.92	15.08	14.31	129.27
TBK	Triumph Bancorp, Inc.	TX	35.45	20,821	738.1	36.13	20.50	32.55	8.91	34.28	12.54	1.86	1.46	18.08	16.04	139.58
TRST	TrustCo Bank Corp NY	NY	9.15	96,108	879.4	9.70	7.25	8.85	3.39	7.65	-0.54	0.49	0.49	4.73	4.73	50.68
UCBA	United Community Bancorp	IN	20.70	4,201	87.0	23.25	16.15	21.40	-3.27	26.61	0.73	0.86	0.85	17.15	16.51	129.10
UBNK	United Financial Bancorp, Inc.	CT	17.98	50,851	914.3	19.35	15.75	17.42	3.21	2.33	1.93	1.18	1.22	13.59	11.23	137.20
WSBF	Waterstone Financial, Inc.	WI	17.75	29,489	523.4	20.40	16.90	17.15	3.50	-0.28	4.11	1.05	1.05	13.97	13.95	62.87
WCFB	WCF Bancorp, Inc.	IA	9.61	2,562	24.6	11.62	9.06	9.58	0.32	-1.39	1.20	0.02	0.01	11.31	NA	46.61
WEBK	Wellesley Bancorp, Inc.	MA	29.30	2,499	73.2	29.95	23.70	28.50	2.81	8.34	-1.35	1.52	1.52	23.69	23.69	308.06
WNEB	Western New England Bancorp, Inc.	MA	11.05	30,634	338.5	11.10	9.00	10.80	1.85	18.92	0.92	0.49	0.55	8.20	7.66	68.11
WSFS	WSFS Financial Corporation	DE	50.50	31,390	1,585.2	52.50	42.45	48.05	5.10	11.79	5.54	2.43	2.49	23.59	17.59	219.03
WVFC	WVS Financial Corp.	PA	16.01	2,008	32.2	16.85	14.10	15.86	0.95	10.41	3.37	0.94	0.94	16.70	16.70	177.34

MHCs
CFBI	Community First Bancshares, Inc. (MHC)	GA	11.46	7,538	86.4	15.00	11.28	11.70	-2.05	NA	-0.61	0.08	0.08	10.19	10.19	36.85
FFBW	FFBW, Inc. (MHC)	WI	11.01	6,613	72.8	12.50	11.00	11.04	-0.30	NA	-0.12	NA	NA	NA	NA	40.88
GCBC	Greene County Bancorp, Inc. (MHC)	NY	36.00	8,504	306.1	36.70	20.50	32.50	10.77	58.59	10.43	1.43	1.43	10.21	10.21	122.02
HONE	HarborOne Bancorp, Inc. (MHC)	MA	19.78	32,662	646.1	22.29	15.92	19.22	2.91	2.70	3.24	0.37	0.37	10.43	10.01	81.42

RP® Financial, LC.

Exhibit I-A

Weekly Thrift Market Line - Part One

Prices As of Janauary 12, 2018

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
KFFB	Kentucky First Federal Bancorp (MHC)	KY	8.82	8,445	74.5	10.15	8.30	8.80	0.27	-9.04	-1.41	0.10	0.10	7.95	6.23	36.06
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	17.17	6,098	104.7	17.80	15.17	16.20	5.99	7.80	0.12	0.48	0.44	12.82	12.82	84.09
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	12.62	5,821	73.5	14.95	12.01	12.97	-2.70	3.44	-2.92	0.24	0.24	8.50	8.50	103.60
OFED	Oconee Federal Financial Corp. (MHC)	SC	29.78	5,756	171.4	30.49	22.00	29.43	1.19	38.19	3.76	0.88	0.89	14.99	14.45	82.47
PDLB	PDL Community Bancorp (MHC)	NY	15.00	18,463	276.9	16.95	14.50	14.82	1.21	NA	-1.19	NA	NA	9.13	9.13	48.33
PVBC	Provident Bancorp, Inc. (MHC)	MA	26.40	9,628	254.2	27.37	17.20	26.00	1.54	47.90	-0.19	0.86	0.68	12.05	12.05	96.45
TFSL	TFS Financial Corporation (MHC)	OH	15.07	275,744	4,155.5	19.24	14.58	14.74	2.24	-19.58	0.87	0.32	NA	6.01	5.97	49.66

Under Acquisition
ANCB	Anchor Bancorp	WA	24.90	2,495	62.1	26.95	23.70	24.85	0.21	-5.86	0.40	1.16	1.28	26.76	26.76	184.53
BKMU	Bank Mutual Corporation	WI	11.15	46,009	513.0	11.30	8.60	10.75	3.72	18.62	4.69	0.34	0.36	6.36	6.36	58.55
BYBK	Bay Bancorp, Inc.	MD	12.39	10,718	132.8	12.45	6.70	12.25	1.16	86.38	1.36	NA	0.53	6.70	6.47	60.79
CSBK	Clifton Bancorp Inc.	NJ	17.08	22,065	376.9	17.94	15.21	16.82	1.55	5.17	-0.12	0.30	0.28	12.96	12.96	70.45

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

RP® Financial, LC.

Exhibit I-B

Weekly Thrift Market Line - Part Two

Prices As of Janauary 12, 2018

			Key Financial Ratios						Asset Quality Ratios
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Companies
BCTF	Bancorp 34, Inc.	NM	14.30	14.24	1.54	11.10	1.56	11.19	1.60	52.85
BNCL	Beneficial Bancorp, Inc.	PA	17.85	15.34	0.60	3.41	0.63	3.53	0.38	196.31
BHBK	Blue Hills Bancorp, Inc.	MA	15.68	15.35	0.78	4.86	0.64	4.02	0.48	168.76
BOFI	BofI Holding, Inc.	CA	10.10	10.10	1.67	17.29	1.66	17.19	0.39	131.15
BYFC	Broadway Financial Corporation	CA	10.92	10.92	1.02	9.56	0.90	8.43	2.43	43.17
BLMT	BSB Bancorp, Inc.	MA	7.02	7.02	0.69	9.38	0.68	9.34	0.24	258.40
CFFN	Capitol Federal Financial, Inc.	KS	14.88	14.88	0.75	6.09	0.75	6.09	0.49	19.09
CARV	Carver Bancorp, Inc.	NY	7.00	7.00	-0.65	-9.01	-0.66	-9.10	1.90	40.52
CHFN	Charter Financial Corporation	GA	13.06	10.72	0.98	6.89	1.04	7.34	0.49	167.57
CWAY	Coastway Bancorp, Inc.	RI	10.14	10.14	0.48	4.47	0.48	4.47	2.23	25.81
DCOM	Dime Community Bancshares, Inc.	NY	9.09	8.30	0.61	6.50	0.72	7.68	0.14	235.62
EFBI	Eagle Financial Bancorp, Inc.	OH	20.87	20.87	NA	2.21	NA	2.21	0.67	133.98
ESBK	Elmira Savings Bank	NY	11.61	9.64	0.78	7.36	0.79	7.39	NA	NA
EQFN	Equitable Financial Corp.	NE	13.68	13.68	0.53	3.61	0.53	3.57	NA	NA
ESSA	ESSA Bancorp, Inc.	PA	10.24	9.44	0.42	4.11	0.43	4.24	0.89	64.44
FCAP	First Capital, Inc.	IN	10.79	9.88	1.01	9.71	1.01	9.78	0.98	100.23
FBNK	First Connecticut Bancorp, Inc.	CT	9.10	9.10	0.68	7.44	0.68	7.37	0.71	104.18
FDEF	First Defiance Financial Corp.	OH	12.54	9.31	1.11	9.11	1.19	9.80	1.46	62.43
FNWB	First Northwest Bancorp	WA	15.47	15.47	0.58	3.48	0.52	3.15	0.62	122.52
FBC	Flagstar Bancorp, Inc.	MI	8.60	8.48	0.90	9.81	0.87	9.53	0.56	164.71
FSBW	FS Bancorp, Inc.	WA	11.90	11.56	1.46	15.11	1.39	14.40	0.13	802.88
FSBC	FSB Bancorp, Inc.	NY	10.28	10.28	0.34	2.99	0.34	2.99	0.01	NM
HBK	Hamilton Bancorp, Inc.	MD	11.90	10.29	-0.02	-0.19	0.00	-0.02	1.52	33.65
HIFS	Hingham Institution for Savings	MA	8.11	8.11	1.23	15.06	1.23	15.03	0.14	380.55
HMNF	HMN Financial, Inc.	MN	11.25	11.11	0.83	7.31	0.84	7.39	0.71	198.86
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	11.09	11.09	0.88	7.79	0.86	7.66	1.76	48.26
HVBC	HV Bancorp, Inc.	PA	14.53	14.53	0.26	2.15	0.25	2.04	0.78	38.87
IROQ	IF Bancorp, Inc.	IL	13.85	13.85	0.61	4.30	0.52	3.68	1.94	63.05
ISBC	Investors Bancorp, Inc.	NJ	12.73	12.43	0.78	5.83	0.78	5.88	0.58	165.49
JXSB	Jacksonville Bancorp, Inc.	IL	14.70	14.01	0.93	6.27	0.84	5.68	1.21	75.74
KRNY	Kearny Financial Corp.	NJ	21.09	19.27	0.41	1.77	0.41	1.78	0.50	137.55
MLVF	Malvern Bancorp, Inc.	PA	9.80	9.80	0.62	5.84	0.59	5.54	0.31	256.56
MELR	Melrose Bancorp, Inc.	MA	15.01	15.01	0.77	4.87	0.39	2.47	NA	NA
EBSB	Meridian Bancorp, Inc.	MA	12.59	12.35	0.99	7.32	0.88	6.55	0.46	207.89
CASH	Meta Financial Group, Inc.	SD	8.31	5.59	1.13	11.20	1.53	15.15	0.03	640.65
MSBF	MSB Financial Corp.	NJ	13.39	13.39	0.61	3.96	0.61	3.96	2.60	37.49
NYCB	New York Community Bancorp, Inc.	NY	13.95	9.39	0.91	6.88	0.76	5.79	0.20	200.51
NFBK	Northfield Bancorp, Inc.	NJ	16.10	15.26	0.89	5.49	0.88	5.38	0.66	101.86
NWBI	Northwest Bancshares, Inc.	PA	12.75	9.55	1.01	8.21	0.97	7.84	1.05	60.56
OCFC	OceanFirst Financial Corp.	NJ	11.07	8.39	0.76	6.92	1.04	9.50	1.12	32.56
ORIT	Oritani Financial Corp.	NJ	13.75	13.75	1.25	9.13	1.13	8.29	0.25	296.34
OTTW	Ottawa Bancorp, Inc.	IL	21.53	21.23	0.61	2.98	0.62	3.02	NA	NA
PBBI	PB Bancorp, Inc.	CT	15.93	14.82	0.48	2.91	0.40	2.43	NA	NA
PCSB	PCSB Financial Corporation	NY	19.98	19.60	0.26	2.00	0.41	3.08	NA	NA
PBSK	Poage Bankshares, Inc.	KY	14.35	13.97	0.23	1.54	0.28	1.87	1.86	47.48
PROV	Provident Financial Holdings, Inc.	CA	10.46	10.46	0.28	2.59	0.49	4.46	0.75	89.72
PFS	Provident Financial Services, Inc.	NJ	13.69	9.70	1.02	7.61	1.04	7.74	0.78	88.43
PBIP	Prudential Bancorp, Inc.	PA	15.14	14.49	0.35	2.16	0.55	3.36	1.86	27.07
RNDB	Randolph Bancorp, Inc.	MA	16.47	NA	-0.22	-1.30	-0.08	-0.47	1.11	63.11
RVSB	Riverview Bancorp, Inc.	WA	10.17	7.90	0.91	8.58	0.98	9.30	0.82	116.76
SVBI	Severn Bancorp, Inc.	MD	11.48	11.36	0.54	4.85	0.54	4.85	2.86	36.42
SIFI	SI Financial Group, Inc.	CT	10.79	9.82	0.85	7.95	0.62	5.83	0.96	90.40
SBT	Sterling Bancorp, Inc.	MI	7.00	6.96	NA	NA	NA	NA	0.14	458.86
TBNK	Territorial Bancorp Inc.	HI	12.09	12.09	0.90	7.34	0.88	7.19	0.25	58.54
TSBK	Timberland Bancorp, Inc.	WA	11.66	11.13	1.53	13.65	1.53	13.63	0.95	181.86
TBK	Triumph Bancorp, Inc.	TX	13.29	12.00	1.34	11.54	1.06	9.10	1.36	71.08
TRST	TrustCo Bank Corp NY	NY	9.34	9.33	0.96	10.54	0.96	10.54	0.79	123.87
UCBA	United Community Bancorp	IN	13.29	12.85	0.66	5.01	0.65	4.97	0.60	135.16
UBNK	United Financial Bancorp, Inc.	CT	9.90	8.32	0.89	8.97	0.92	9.27	0.73	95.31
WSBF	Waterstone Financial, Inc.	WI	22.22	22.19	1.63	7.11	1.63	7.13	0.79	139.31
WCFB	WCF Bancorp, Inc.	IA	24.26	NA	0.04	0.17	0.03	0.11	NA	117.81
WEBK	Wellesley Bancorp, Inc.	MA	7.67	7.67	0.52	6.50	0.52	6.50	NA	NA
WNEB	Western New England Bancorp, Inc.	MA	12.10	11.40	0.71	5.94	0.79	6.64	0.72	70.35
WSFS	WSFS Financial Corporation	DE	10.78	8.26	1.16	10.99	1.19	11.25	0.77	81.69
WVFC	WVS Financial Corp.	PA	9.42	9.42	0.50	5.22	0.51	5.24	0.07	173.36

MHCs
CFBI	Community First Bancshares, Inc. (MHC)	GA	27.64	27.64	0.52	2.32	0.52	2.32	3.13	52.77
FFBW	FFBW, Inc. (MHC)	WI	12.72	NA	NA	NA	NA	NA	NA	NA
GCBC	Greene County Bancorp, Inc. (MHC)	NY	8.37	8.37	1.28	15.00	1.28	15.00	0.54	227.74
HONE	HarborOne Bancorp, Inc. (MHC)	MA	12.81	12.36	0.47	3.52	0.47	3.54	1.59	43.51

			Pricing Ratios					Dividend Data (6)
			Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
BCTF	Bancorp 34, Inc.	NM	9.69	99.17	14.18	99.62	9.61	0.59	0.00	NM
BNCL	Beneficial Bancorp, Inc.	PA	36.17	123.98	22.13	148.61	34.92	0.24	1.41	51.06
BHBK	Blue Hills Bancorp, Inc.	MA	26.31	141.74	22.22	145.34	31.75	0.60	2.85	75.00
BOFI	BofI Holding, Inc.	CA	14.82	233.23	23.43	233.23	14.91	NA	NA	NM
BYFC	Broadway Financial Corporation	CA	13.65	132.36	14.45	132.36	15.73	0.04	0.00	NM
BLMT	BSB Bancorp, Inc.	MA	17.85	167.94	11.80	167.94	17.93	NA	NA	NM
CFFN	Capitol Federal Financial, Inc.	KS	21.81	138.80	20.66	138.80	21.81	0.34	2.47	139.68
CARV	Carver Bancorp, Inc.	NY	NM	NM	1.84	NM	NM	0.00	0.00	NM
CHFN	Charter Financial Corporation	GA	19.27	129.21	16.87	161.63	18.10	0.30	1.64	28.42
CWAY	Coastway Bancorp, Inc.	RI	28.78	135.47	13.73	135.47	28.78	NA	NA	NM
DCOM	Dime Community Bancshares, Inc.	NY	22.12	139.85	12.72	154.52	18.52	0.56	2.56	56.57
EFBI	Eagle Financial Bancorp, Inc.	OH	NA	95.14	19.85	95.14	NA	NA	NA	NA
ESBK	Elmira Savings Bank	NY	17.48	123.48	12.42	158.46	17.43	0.92	4.42	77.31
EQFN	Equitable Financial Corp.	NE	28.78	99.81	13.65	99.81	29.06	NA	NA	NM
ESSA	ESSA Bancorp, Inc.	PA	24.17	105.86	10.83	115.77	23.45	0.36	2.16	52.17
FCAP	First Capital, Inc.	IN	16.31	152.00	16.38	167.73	16.21	0.88	2.38	28.19
FBNK	First Connecticut Bancorp, Inc.	CT	21.47	157.96	14.38	157.96	21.66	0.60	2.22	41.27
FDEF	First Defiance Financial Corp.	OH	17.41	148.38	18.60	207.19	16.15	1.00	1.86	32.36
FNWB	First Northwest Bancorp	WA	29.22	112.79	17.45	112.79	32.26	NA	NA	NM
FBC	Flagstar Bancorp, Inc.	MI	16.42	152.71	13.13	154.95	16.91	0.00	0.00	NM
FSBW	FS Bancorp, Inc.	WA	13.46	175.32	20.86	181.03	14.12	0.44	0.78	10.26
FSBC	FSB Bancorp, Inc.	NY	35.10	107.06	11.01	107.06	35.10	NA	NA	NM
HBK	Hamilton Bancorp, Inc.	MD	NM	87.87	10.46	103.51	NM	NA	NA	NM
HIFS	Hingham Institution for Savings	MA	18.52	256.33	20.80	256.33	18.56	1.36	0.63	14.24
HMNF	HMN Financial, Inc.	MN	16.36	107.65	12.11	109.25	16.17	0.00	0.00	NM
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	14.53	114.72	12.72	114.72	14.78	0.48	1.74	23.68
HVBC	HV Bancorp, Inc.	PA	NA	107.16	15.57	107.16	NA	NA	NA	NA
IROQ	IF Bancorp, Inc.	IL	20.15	91.84	12.72	91.84	23.70	0.20	1.01	18.37
ISBC	Investors Bancorp, Inc.	NJ	22.44	139.35	17.74	143.21	22.27	0.36	2.51	51.56
JXSB	Jacksonville Bancorp, Inc.	IL	19.76	120.81	17.76	127.85	21.81	0.40	1.21	23.95
KRNY	Kearny Financial Corp.	NJ	62.83	116.18	24.51	130.15	62.54	0.12	0.83	104.35
MLVF	Malvern Bancorp, Inc.	PA	28.44	164.12	16.09	164.12	30.00	0.11	0.00	NM
MELR	Melrose Bancorp, Inc.	MA	21.65	114.31	17.15	114.31	42.66	NA	NA	NM
EBSB	Meridian Bancorp, Inc.	MA	24.54	179.85	22.64	183.78	27.40	0.20	0.94	19.54
CASH	Meta Financial Group, Inc.	SD	21.48	229.77	19.09	352.03	15.87	0.52	0.50	10.77
MSBF	MSB Financial Corp.	NJ	33.21	139.96	18.74	139.96	33.21	0.00	0.00	80.19
NYCB	New York Community Bancorp, Inc.	NY	15.68	106.62	13.91	174.60	18.84	0.68	4.99	78.16
NFBK	Northfield Bancorp, Inc.	NJ	23.16	129.88	20.91	138.44	23.63	0.40	2.33	45.95
NWBI	Northwest Bancshares, Inc.	PA	18.05	144.34	18.40	199.79	18.89	0.64	3.77	68.09
OCFC	OceanFirst Financial Corp.	NJ	23.41	153.43	16.99	208.51	16.91	0.60	2.14	50.00
ORIT	Oritani Financial Corp.	NJ	14.65	134.93	18.55	134.93	16.34	0.70	4.23	101.77
OTTW	Ottawa Bancorp, Inc.	IL	32.61	94.15	20.27	95.88	32.14	0.16	1.11	36.34
PBBI	PB Bancorp, Inc.	CT	31.18	97.54	15.54	106.23	37.19	0.20	1.89	52.94
PCSB	PCSB Financial Corporation	NY	NA	127.44	25.46	130.51	NA	NA	NA	NA
PBSK	Poage Bankshares, Inc.	KY	63.50	101.60	14.58	104.82	50.24	0.24	1.26	80.00
PROV	Provident Financial Holdings, Inc.	CA	45.85	114.52	11.98	114.52	25.72	0.56	2.98	131.71
PFS	Provident Financial Services, Inc.	NJ	18.56	143.30	19.62	211.70	18.24	0.80	2.85	61.59
PBIP	Prudential Bancorp, Inc.	PA	57.31	121.32	18.37	127.70	36.91	0.20	1.09	90.63
RNDB	Randolph Bancorp, Inc.	MA	NM	109.63	18.05	NA	NM	NA	NA	NM
RVSB	Riverview Bancorp, Inc.	WA	20.23	171.79	17.47	226.75	18.68	0.12	1.35	21.59
SVBI	Severn Bancorp, Inc.	MD	25.00	103.04	11.50	104.32	25.01	0.00	0.00	NM
SIFI	SI Financial Group, Inc.	CT	13.35	106.93	11.54	118.76	18.25	0.20	1.34	17.86
SBT	Sterling Bancorp, Inc.	MI	NA	334.00	23.37	335.85	NA	NA	NA	NA
TBNK	Territorial Bancorp Inc.	HI	17.58	132.16	15.98	132.16	17.95	0.80	2.51	49.72
TSBK	Timberland Bancorp, Inc.	WA	14.60	185.95	21.68	195.92	14.63	0.44	1.57	27.08
TBK	Triumph Bancorp, Inc.	TX	19.06	196.07	25.48	221.00	24.33	NA	NA	NM
TRST	TrustCo Bank Corp NY	NY	18.87	193.30	18.06	193.54	18.87	0.26	2.87	54.12
UCBA	United Community Bancorp	IN	24.07	120.68	16.03	125.36	24.25	0.40	1.93	40.70
UBNK	United Financial Bancorp, Inc.	CT	15.24	132.31	13.10	160.16	14.75	0.48	2.67	40.68
WSBF	Waterstone Financial, Inc.	WI	16.90	127.04	28.23	127.23	16.86	0.48	2.70	93.33
WCFB	WCF Bancorp, Inc.	IA	NM	85.01	20.63	NA	NM	0.20	2.08	NM
WEBK	Wellesley Bancorp, Inc.	MA	19.28	123.68	9.49	123.68	19.28	0.20	0.68	12.50
WNEB	Western New England Bancorp, Inc.	MA	22.55	134.83	16.32	144.34	20.04	0.12	1.09	24.49
WSFS	WSFS Financial Corporation	DE	20.78	214.11	23.07	287.03	20.31	0.36	0.71	12.35
WVFC	WVS Financial Corp.	PA	17.03	95.84	9.03	95.84	16.98	0.24	1.50	29.79

MHCs
CFBI	Community First Bancshares, Inc. (MHC)	GA	NM	112.49	31.10	112.49	143.25	NA	NA	NM
FFBW	FFBW, Inc. (MHC)	WI	NA	NA	NA	NA	NA	NA	NA	NA
GCBC	Greene County Bancorp, Inc. (MHC)	NY	25.17	352.46	29.50	352.46	25.17	0.39	1.08	26.92
HONE	HarborOne Bancorp, Inc. (MHC)	MA	53.46	189.68	24.29	197.52	53.21	NA	NA	NM

RP® Financial, LC.

Exhibit I-B

Weekly Thrift Market Line - Part Two

Prices As of Janauary 12, 2018

			Key Financial Ratios						Asset Quality Ratios
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Companies
KFFB	Kentucky First Federal Bancorp (MHC)	KY	22.04	18.14	0.30	1.36	0.29	1.30	NA	NA
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	15.24	15.24	0.59	3.80	0.55	3.49	0.86	82.66
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	8.20	8.20	0.24	2.90	0.24	2.90	3.07	46.41
OFED	Oconee Federal Financial Corp. (MHC)	SC	18.17	17.63	1.07	6.19	1.08	6.29	0.93	29.03
PDLB	PDL Community Bancorp (MHC)	NY	18.89	18.89	NA	NA	NA	NA	NA	NA
PVBC	Provident Bancorp, Inc. (MHC)	MA	12.50	12.50	0.94	6.97	0.74	5.47	NA	NA
TFSL	TFS Financial Corporation (MHC)	OH	12.34	12.28	0.67	5.28	NA	NA	1.37	26.86

Under Acquisition
ANCB	Anchor Bancorp	WA	14.50	14.50	0.62	4.34	0.68	4.78	NA	71.69
BKMU	Bank Mutual Corporation	WI	10.85	10.85	0.59	5.44	0.63	5.81	0.42	201.28
BYBK	Bay Bancorp, Inc.	MD	11.02	10.69	0.83	7.88	0.91	8.56	1.69	40.72
CSBK	Clifton Bancorp Inc.	NJ	18.39	18.39	0.43	2.08	0.40	1.96	0.36	133.66

			Pricing Ratios					Dividend Data (6)
			Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
KFFB	Kentucky First Federal Bancorp (MHC)	KY	NM	111.03	24.47	141.65	92.88	0.40	4.53	500.00
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	35.77	133.95	20.42	133.95	39.03	0.32	1.86	66.67
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	52.58	148.53	12.18	148.53	52.58	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	SC	33.84	198.70	36.11	206.14	33.32	0.40	1.34	45.45
PDLB	PDL Community Bancorp (MHC)	NY	NA	164.35	31.04	164.35	NA	NA	NA	NA
PVBC	Provident Bancorp, Inc. (MHC)	MA	30.70	219.02	27.37	219.02	39.08	NA	NA	NM
TFSL	TFS Financial Corporation (MHC)	OH	47.09	250.84	30.96	252.29	NA	0.68	4.51	184.38

Under Acquisition
ANCB	Anchor Bancorp	WA	21.47	93.03	13.49	93.03	19.49	NA	NA	NM
BKMU	Bank Mutual Corporation	WI	32.79	175.21	19.02	175.21	30.77	0.22	1.97	64.71
BYBK	Bay Bancorp, Inc.	MD	25.82	184.95	20.38	191.39	23.57	0.00	0.00	NM
CSBK	Clifton Bancorp Inc.	NJ	56.93	131.80	24.24	131.80	60.54	0.24	1.41	163.33

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

EXHIBIT 2

Pro Forma Analysis Sheet – Fully Converted Basis

Exhibit 2

PRO FORMA ANALYSIS SHEET - FULLY CONVERTED BASIS

Columbia Financial, Inc.

   Prices as of  January 12, 2018

					Peer Group				New Jersey Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	35.16	x	22.18	x	22.12	x	28.32	x	23.16	x	23.56	x	20.23	x
Price-core earnings ratio (x)		P/Core	26.98	x	21.90	x	21.65	x	21.77	x	20.26	x	20.86	x	18.84	x
Price-book ratio (%)	=	P/B	74.07%		146.17%		137.39%		136.72%		139.35%		138.71%		129.88%
Price-tangible book ratio (%)	=	P/TB	74.40%		161.06%		156.24%		158.13%		139.96%		154.08%		138.80%
Price-assets ratio (%)	=	P/A	14.17%		18.40%		18.30%		19.58%		18.74%		16.84%		16.99%

Valuation Parameters

Pre-Conversion Earnings (Y)	$24,757,000	ESOP Stock Purchases (E)	8.00%	(6)
Pre-Conversion Earnings (CY)	$32,762,000	Cost of ESOP Borrowings (S)	0.00%	(5)
Pre-Conversion Book Value (B)[2]	$471,658,000	ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Val. (TB)[2]	$465,942,000	RRP Amount (M)	4.00%
Pre-Conversion Assets (A)[2]	$5,766,500,000	RRP Vesting (N)	5.00	years (6)
Reinvestment Rate (3)(R)	2.70%	Foundation (F)	3.09%
Est. Conversion Expenses (4)(X)	2.00%	Tax Benefit (Z)	10,020,618
Tax Rate (TAX)	36.00%	Percentage Sold (PCT)	100.00%
Shares Tax	$0	Option (O1)	10.00%	(7)
		Estimated Option Value (O2)	27.00%	(7)
		Option vesting (O3)	5.00	(7)
		Option pct taxable (O4)	25.00%	(7)

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	$927,835,050
	1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/Core * (Y)	V=	$927,835,050
	1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3. V=	P/B * (B+Z)	V=	$927,835,050
	1 - P/B * PCT * (1-X-E-M-F)

4. V=	P/TB * (TB+Z)	V=	$927,835,050
	1 - P/TB * PCT * (1-X-E-M-F)

5. V=	P/A * (A+Z)	V=	$927,835,050
	1 - P/A * PCT * (1-X-E-M-F)

				Shares		Aggregate
	Shares Issued	Price Per	Gross Offering	Issued To	Total Shares	Market Value
Conclusion	To the Public	Share	Proceeds	Foundation	Issued	of Shares Issued
Supermaximum	119,025,000	10.00	$1,190,250,000	3,681,186	122,706,186	$1,227,061,860
Maximum	103,500,000	10.00	1,035,000,000	3,201,031	106,701,031	1,067,010,310
Midpoint	90,000,000	10.00	900,000,000	2,783,505	92,783,505	927,835,050
Minimum	76,500,000	10.00	765,000,000	2,365,979	78,865,979	788,659,790

_______________________________________

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Adjusted for $412,000 net write-off of deferred issuance cost related to the redemption of trust preferred debt.
(3)	Net return reflects a reinvestment rate of 2.70 percent and a tax rate of 36.0 percent.
(4)	Offering expenses shown at estimated midpoint value.
(5)	No cost is applicable since holding company will fund the ESOP loan.
(6)	ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 36.0 percent.
(7)	10 percent option plan with an estimated Black-Scholes valuation of 27.0 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 36.0 percent.

EXHIBIT 3

Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Minimum

1.	Pro Forma Market Capitalization	$788,659,790
	Less: Foundation Shares	23,659,790
2.	Offering Proceeds	$765,000,000
	Less: Estimated Offering Expenses	15,300,000
	Net Conversion Proceeds	$749,700,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$749,700,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	94,639,175
	Net Proceeds Reinvested	$655,060,825
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$11,319,451
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	2,018,969
	Less: Amortization of Options (4)	3,875,474
	Less: Recognition Plan Vesting (5)	4,037,938
	Net Earnings Impact	$1,387,070

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2017 (reported)	$24,757,000	$1,387,070	$26,144,070
	12 Months ended December 31, 2017 (core)	$32,762,000	$1,387,070	$34,149,070

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2017	$471,658,000	$655,060,825	$8,517,524	$1,135,236,350
	December 31, 2017 (Tangible)	$465,942,000	$655,060,825	$8,517,524	$1,129,520,350

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2017	$5,766,500,000	$655,060,825	$8,517,524	$6,430,078,350

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization	$927,835,050
	Less: Foundation Shares	27,835,050
2.	Offering Proceeds	$900,000,000
	Less: Estimated Offering Expenses	18,000,000
	Net Conversion Proceeds	$882,000,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$882,000,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	111,340,206
	Net Proceeds Reinvested	$770,659,794
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$13,317,001
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	2,375,258
	Less: Amortization of Options (4)	4,559,381
	Less: Recognition Plan Vesting (5)	4,750,515
	Net Earnings Impact	$1,631,847

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2017 (reported)	$24,757,000	$1,631,847	$26,388,847
	12 Months ended December 31, 2017 (core)	$32,762,000	$1,631,847	$34,393,847

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2017	$471,658,000	$770,659,794	$10,020,618	$1,252,338,412
	December 31, 2017 (Tangible)	$465,942,000	$770,659,794	$10,020,618	$1,246,622,412

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2017	$5,766,500,000	$770,659,794	$10,020,618	$6,547,180,412

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the  Maximum Value

1.	Pro Forma Market Capitalization	$1,067,010,310
	Less: Foundation Shares	32,010,310
2.	Offering Proceeds	$1,035,000,000
	Less: Estimated Offering Expenses	20,700,000
	Net Conversion Proceeds	$1,014,300,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$1,014,300,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	128,041,237
	Net Proceeds Reinvested	$886,258,763
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$15,314,551
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	2,731,546
	Less: Amortization of Options (4)	5,243,289
	Less: Recognition Plan Vesting (5)	5,463,093
	Net Earnings Impact	$1,876,624

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2017 (reported)	$24,757,000	$1,876,624	$26,633,624
	12 Months ended December 31, 2017 (core)	$32,762,000	$1,876,624	$34,638,624

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2017	$471,658,000	$886,258,763	$11,523,712	$1,369,440,474
	December 31, 2017 (Tangible)	$465,942,000	$886,258,763	$11,523,712	$1,363,724,474

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2017	$5,766,500,000	$886,258,763	$11,523,712	$6,664,282,474

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$1,227,061,860
	Less: Foundation Shares	36,811,860
2.	Offering Proceeds	$1,190,250,000
	Less: Estimated Offering Expenses	23,805,000
	Net Conversion Proceeds	$1,166,445,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$1,166,445,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	147,247,423
	Net Proceeds Reinvested	$1,019,197,577
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$17,611,734
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	3,141,278
	Less: Amortization of Options (4)	6,029,782
	Less: Recognition Plan Vesting (5)	6,282,557
	Net Earnings Impact	$2,158,117

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2017 (reported)	$24,757,000	$2,158,117	$26,915,117
	12 Months ended December 31, 2017 (core)	$32,762,000	$2,158,117	$34,920,117

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2017	$471,658,000	$1,019,197,577	$13,252,270	$1,504,107,846
	December 31, 2017 (Tangible)	$465,942,000	$1,019,197,577	$13,252,270	$1,498,391,846

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2017	$5,766,500,000	$1,019,197,577	$13,252,270	$6,798,949,846

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

EXHIBIT 4

Pro Forma Analysis Sheet- Minority Stock Offering

EXHIBIT 4

PRO FORMA ANALYSIS SHEET - MINORITY STOCK OFFERING

Columibia Financial, Inc.

January 12, 2018

					Peer Group				New Jersey Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	37.40	x	22.18	x	22.12	x	28.32	x	23.16	x	23.56	x	20.23	x
Price-core earnings ratio (x)		P/Core	28.27	x	21.90	x	21.65	x	21.77	x	20.26	x	20.86	x	18.84	x
Price-book ratio (%)	=	P/B	112.99%		146.17%		137.39%		136.72%		139.35%		138.71%		129.88%
Price-tangible book ratio (%)	=	P/TB	113.77%		161.06%		156.24%		158.13%		139.96%		154.08%		138.80%
Price-assets ratio (%)	=	P/A	15.17%		18.40%		18.30%		19.58%		18.74%		16.84%		16.99%

Valuation Parameters

Pre-Conversion Earnings (Y)(2)	$24,754,000	ESOP Stock Purchases (E)	8.52%	(7)
Pre-Conversion Earnings (CY)(2)	$32,759,000	Cost of ESOP Borrowings (S)	0.00%	(6)
Pre-Conversion Book Value (B)(2)[3]	$471,458,000	ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Value (TB)(2)[3]	$465,742,000	MRP Amount (M)	4.26%
Pre-Conversion Assets (A)(2)[3]	$5,765,888,000	MRP Vesting (N)	5.00	years (7)
Reinvestment Rate (4)(R)	2.70%	Foundation (F)	6.98%
Est. Conversion Expenses (5)(X)	1.26%	Tax Benefit (Z)	10,020,618
Tax Rate (TAX)	36.00%	Percentage Sold (PCT)	46.00%
		Option (O1)	10.65%	(8)
		Estimated Option Value (O2)	28.00%	(8)
		Option vesting (O3)	5.00	(8)
		Option pct taxable (O4)	25.00%	(8)

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	$927,835,050
	1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/Core * (Y)	V=	$927,835,050
	1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3. V=	P/B * (B+Z)	V=	$927,835,050
	1 - P/B * PCT * (1-X-E-M-F)

4. V=	P/TB * (TB+Z)	V=	$927,835,050
	1 - P/TB * PCT * (1-X-E-M-F)

5. V=	P/A * (A+Z)	V=	$927,835,050
	1 - P/A * PCT * (1-X-E-M-F)

							Aggregate
	Shares				Shares		Market Value
	Owned by	Shares Issued	Price Per	Gross Offering	Issued to	Total Shares	of Shares Issued	Full Value
Conclusion	The MHC	To the Public	Share	Proceeds	Foundation	Issued Publicly	Publicly	Total Shares
Super Maximum	66,261,341	52,763,659	10.00	$527,636,590	3,681,186	56,444,845	$564,448,450	122,706,186
Maximum	57,618,557	45,881,443	10.00	$458,814,430	3,201,031	49,082,474	490,824,740	106,701,031
Midpoint	50,103,093	39,896,907	10.00	$398,969,070	2,783,505	42,680,412	426,804,120	92,783,505
Minimum	42,587,629	33,912,371	10.00	$339,123,710	2,365,979	36,278,350	362,783,500	78,865,979

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Adjusted for capitalizing MHC with $200,000.
(3)	Adjusted for $412,000 net write-off of deferred issuance cost related to the rempdtion of trust preferred securites..
(4)	Net return reflects a reinvestment rate of 2.70 percent, and a tax rate of 36.0 percent.
(5)	Offering expenses shown at estimated midpoint value.
(6)	No cost is applicable since holding company will fund the ESOP loan.
(7)	ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 36.0 percent.
(8)	10 percent option plan with an estimated Black-Scholes valuation of 28.00 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 36.0 percent.

EXHIBIT 5

Pro Forma Analysis Sheet- Minority Stock Offering

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Minimum

1.	Pro Forma Market Capitalization	$362,783,500
	Less: Foundation Shares	23,659,790
2.	Offering Proceeds	$339,123,710
	Less: Estimated Offering Expenses	4,760,911
	Net Conversion Proceeds	$334,362,799

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$334,362,799
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	46,373,195
	Net Proceeds Reinvested	$287,989,604
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$4,976,460
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	989,295
	Less: Amortization of Options (4)	1,969,315
	Less: Recognition Plan Vesting (5)	1,978,590
	Net Earnings Impact	$39,261

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2017 (reported)	$24,754,000	$39,261	$24,793,261
	12 Months ended December 31, 2017 (core)	$32,759,000	$39,261	$32,798,261

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2017	$471,458,000	$287,989,604	$8,517,524	$767,965,128
	December 31, 2017 (Tangible)	$465,742,000	$287,989,604	$8,517,524	$762,249,128

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2017	$5,765,888,000	$287,989,604	$8,517,524	$6,062,395,128

(1)	Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization	$426,804,120
	Less: Foundation Shares	27,835,050
2.	Offering Proceeds	$398,969,070
	Less: Estimated Offering Expenses	5,032,860
	Net Conversion Proceeds	$393,936,210

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$393,936,210
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	54,556,701
	Net Proceeds Reinvested	$339,379,509
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$5,864,478
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	1,163,876
	Less: Amortization of Options (4)	2,316,841
	Less: Recognition Plan Vesting (5)	2,327,753
	Net Earnings Impact	$56,008

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2017 (reported)	$24,754,000	$56,008	$24,810,008
	12 Months ended December 31, 2017 (core)	$32,759,000	$56,008	$32,815,008

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2017	$471,458,000	$339,379,509	$10,020,618	$820,858,127
	December 31, 2017 (Tangible)	$465,742,000	$339,379,509	$10,020,618	$815,142,127

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2017	$5,765,888,000	$339,379,509	$10,020,618	$6,115,288,127

(1)	Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Columbia Financial, Inc.

At the Maximum

1.	Pro Forma Market Capitalization	$490,824,740
	Less: Foundation Shares	32,010,310
2.	Offering Proceeds	$458,814,430
	Less: Estimated Offering Expenses	5,304,808
	Net Conversion Proceeds	$453,509,622

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$453,509,622
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	62,740,206
	Net Proceeds Reinvested	$390,769,416
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$6,752,496
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	1,338,458
	Less: Amortization of Options (4)	2,664,367
	Less: Recognition Plan Vesting (5)	2,676,915
	Net Earnings Impact	$72,755

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2017 (reported)	$24,754,000	$72,755	$24,826,755
	12 Months ended December 31, 2017 (core)	$32,759,000	$72,755	$32,831,755

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2017	$471,458,000	$390,769,416	$11,523,712	$873,751,128
	December 31, 2017 (Tangible)	$465,742,000	$390,769,416	$11,523,712	$868,035,128

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2017	$5,765,888,000	$390,769,416	$11,523,712	$6,168,181,128

(1)	Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

Columbia Financial, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$564,448,450
	Less: Foundation Shares	36,811,860
2.	Offering Proceeds	$527,636,590
	Less: Estimated Offering Expenses	5,617,549
	Net Conversion Proceeds	$522,019,041

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$522,019,041
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	72,151,237
	Net Proceeds Reinvested	$449,867,804
	Estimated net incremental rate of return	1.73%
	Reinvestment Income	$7,773,716
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	1,539,226
	Less: Amortization of Options (4)	3,064,023
	Less: Recognition Plan Vesting (5)	3,078,453
	Net Earnings Impact	$92,014

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2017 (reported)	$24,754,000	$92,014	$24,846,014
	12 Months ended December 31, 2017 (core)	$32,759,000	$92,014	$32,851,014

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2017	$471,458,000	$449,867,804	$13,252,270	$934,578,074
	December 31, 2017 (Tangible)	$465,742,000	$449,867,804	$13,252,270	$928,862,074

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2017	$5,765,888,000	$449,867,804	$13,252,270	$6,229,008,074

(1)	Includes ESOP and MRP stock purchases equal to 8.52 percent and 4.26 percent of the public shares, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 36.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.
(5)	MRP is amortized over 5 years, and amortization expense is tax effected at 36.0 percent.

EXHIBIT 6

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (38)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (34)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Managing Director (30)	(703) 647-6553	mfaust@rpfinancial.com
Gregory E. Dunn, Director (35)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (31)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (31)	(703) 647-6549	joren@rpfinancial.com
Carla Pollard, Senior Vice President (28)	(703) 647-6556	cpollard@rpfinancial.com

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com